Exhibit 10.1

SELF-STORAGE SECURITISATION B.V.

€235,000,000 Class A Secured Floating Rate Notes due 2014

€40,000,000 Class B Secured Floating Rate Notes due 2014

€50,000,000 Class C Secured Floating Rate Notes due 2014

SUBSCRIPTION AGREEMENT

Clause	Page
Section A
Definitions And Interpretation

1. Definitions and Interpretation	111

2. Principles of Interpretation	111

Section B
Issue Of The Notes

3. Undertaking to Issue	112

4. Undertaking to Subscribe	112

5. Stabilising	113

6. Stabilising and Public Announcements	113

Section C
Representations And Warranties

7. Representations and Warranties	114

8. Change in Matters Represented	114

9. Representations Repeated	114

Section D
Undertakings

10. Undertakings by the Issuer	115

11. Undertakings by the Chargors	118

12. Undertakings by the Issuer and the Chargors in relation to the Ratings of the Notes	119

13. Selling Restrictions	120

Section E
Indemnity By Issuer and the Chargors

14. Indemnity by Issuer and the Chargors	121

15. Conduct of Claims	122

16. Conduct by Indemnified Person	122

17. Settlement	123

Section F
Fees And Expenses

18. Fees and Expenses	124

19. Taxes	125

Section G
Closing

20. Closing	126

Section H
Termination, Variation And Assignment

21. Termination	128

22. Assignment	129

Section I
Corporate Obligations And Non-Petition

23. Obligations as Corporate Obligations	131

24. No Petition	131

Section J
Miscellaneous

25. Exercise of Rights and Remedies	132

26. Partial Invalidity	132

27. Survival	132

28. Time	132

29. Notices	132

30. Contracts (Rights of Third Parties) Act 1999	134

Section K
Law And Jurisdiction

31. Governing Law	135

32. Jurisdiction	135

Section L
Execution

33. Counterparts	137

34. Execution	137

SCHEDULE 1 ISSUER’S REPRESENTATIONS AND WARRANTIES	138

Part 1 Corporate Representations and Warranties of the Issuer	138

Part 2 Transaction Document Representations and Warranties of the Issuer	141

SCHEDULE 2 CHARGORS’ REPRESENTATIONS AND WARRANTIES	149

Part 1 Corporate Representations and Warranties of the Chargors	149

Part 2 Transaction Document Representations and Warranties of the Chargors	152

SCHEDULE 3 SELLING RESTRICTIONS	158

SCHEDULE 4 DEFINITIONS AND INTERPRETATION	163

Part 1 Definitions	163

Part 2 Interpretation	190

SCHEDULE 5 CONDITIONS PRECEDENT	195

SCHEDULE 6 INPUT DATA FOR MODEL

SCHEDULE 7 INVESTOR PRESENTATION

EXECUTION PAGE	208

THIS AGREEMENT is made on 11 October 2004

BETWEEN:

(1)	SELF-STORAGE SECURITISATION B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands and registered with the Trade Register of Chamber of Commerce and Industry in Amsterdam under number 34210837 and whose registered office is at Parnassustoren, Locatellikade 1, 1076 AZ, Amsterdam, The Netherlands (the “Issuer”);

(2)	SHURGARD SELF STORAGE SCA, a Belgian company with its registered office at 48 Quai du Commerce, 1000 Brussels, enterprise number 0454,057,394, (the “Borrower”);

(3)	HOBIMMO BVBA, a Belgian private company (besloten vennootschap met beperkte aansprakelijkheid) with limited liability with its registered office at 9-11 Oude Bareellei, 2170 Merksem, enterprise number 0454,057,394 (“Hobimmo”);

(4)	IMOGANCO BVBA, a Belgian private company (besloten vennootschap met beperkte aansprakelijkheid) with its registered office at 9-11 Oude Bareellei, 2170 Merksem, enterprise number 0407,817,494 (“Imoganco”);

(5)	SSC BENELUX MACHELEN BVBA, a Belgian private company (besloten vennootschap met beperkte aansprakelijkheid) with its registered office at 9-11 Oude Bareellei, 2170 Merksem, enterprise number 0405,739,815 (“Benelux Machelen”);

(6)	SSC BENELUX ZAVENTEM BVBA, a Belgian private company (besloten vennootschap met beperkte aansprakelijkheid) with its registered office at 9-11 Oude Bareellei, 2170 Merksem, enterprise number 0442,577,815 (“Benelux Zaventem”);

(7)	SHURGARD DENMARK APS, a private limited liability company (anspartsselskab) registered in Denmark with registered number 26271126 and whose registered office is at Banemarksuej 50D-2605 Brønby, Denmark (“Shurgard Denmark”);

(8)	SHURGARD REAL ESTATE APS, a private limited liability company (anspartsselskab) registered in Denmark with registered number 25499204 and whose registered office is at Banemarksvej 50D-2605 Brønby, Denmark (“Real Estate”);

(9)	SHURGARD ROSKILDE APS, a private limited liability company (anspartsselskab) registered in Denmark with registered number 26556252 and whose registered office is at Banemarksvej 50D-2605 Brønby, Denmark (“Roskilde”);

(10)	SHURGARD HØRSHOLM APS, is a private limited liability company (anspartsselskab) registered in Denmark with registered number 26609224 and whose registered office is at Banemarksvej 50D-2605 Brønby, Denmark (“Hørsholm”);

(11)	SHURGARD STORAGE CENTRES UK LIMITED, is a limited liability company incorporated under the laws of England and Wales with registered number 3454778 and whose registered office is at 14 St Mary’s Road, Ditton Hill, Surbiton, Surrey KT6 5EY (“Shurgard UK”);

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(12)	SHURGARD UK WOKINGHAM LIMITED, a limited liability company incorporated under the laws of England and Wales with registered number 4464921 and whose registered office is at 14 St Mary’s Road, Ditton Hill, Surbiton, Surrey KT6 5EY (“Wokingham”);

(13)	SHURGARD FRANCE SAS, a société par actions simplifiée incorporated under French law, whose registered office is at 191 rue Saint Honoré, 75001 Paris, France, registered with the Registre du Commerce et des Sociétés (Commercial and Companies Registry) of Paris under number 403 609 779 (“Shurgard France”).

(14)	SHURGARD MÉDITERRANÉE SAS, a société par actions simplifiée incorporated under French law, whose registered office is at 24/26 rue Louis Armand, 75015 Paris, France, registered with the Registre du Commerce et des Sociétés (Commercial and Companies Registry) of Paris under number 348 678 244 (“Méditerranée”).

(15)	SHURGARD IDF NOISY SAS, a société par actions simplifiée incorporated under French law, whose registered office is at 24/26 rue Louis Armand, 75015 Paris, France, registered with the Registre du Commerce et des Sociétés (Commercial and Companies Registry) of Paris under number 442 667 424 (“Noisy”).

(16)	SHURGARD LYON GERLAND SAS, a société par actions simplifiée incorporated under French law, whose registered office is at 24/26 rue Louis Armand, 75015 Paris, France, registered with the Registre du Commerce et des Sociétés (Commercial and Companies Registry) of Paris under number 442 667 770 (“Lyon Gerland”).

(17)	SHURGARD IDF CHAMBOURCY SAS, a société par actions simplifiée incorporated under French law, whose registered office is at 24/26 rue Louis Armand, 75015 Paris, France, registered with the Registre du Commerce et des Sociétés (Commercial and Companies Registry) of Paris under number 443 409 735 (“Chambourcy”).

(18)	SHURGARD INVESTISSEMENT 1 SNC, is a société en nom collectif incorporated under French law, whose registered office is at 24/26 rue Louis Armand, 75015 Paris, France, registered with the Registre du Commerce et des Sociétés (Commercial and Companies Registry) of Paris under number 320 460 629 (“Investissement”).

(19)	SHURGARD NEDERLAND B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Netherlands law, having its corporate seat (statutaire zetel) in Rotterdam, The Netherlands with registered number 17112607 and whose registered office is at Verheeskade 327, 2521 DE ‘s-Gravenhage, The Netherlands (“Shurgard Nederland”);

(20)	BÉ CÉ ATELIERS B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Netherlands law, having its corporate seat (statutaire zetel) in Maastricht, The Netherlands with registered number 14607297 and whose registered office is at Sint Gerardusweg 50, 6224 LV Maastricht, The Netherlands (“Bé Cé Ateliers”);

(21)	SHURGARD NEDERLAND DIEMEN BV, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Netherlands law, having its corporate seat (statutaire zetel) in ‘s-Gravenhage, The Netherlands with registered number 27251625 and whose registered office is at Verheeskade 327, 2521 DE ‘s-Gravenhage, The Netherlands (“Diemen”);

(22)	SHURGARD NEDERLAND DORDRECHT AMPERE BV, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Netherlands law, having its corporate seat (statutaire zetel) in ‘s-Gravenhage, The Netherlands with registered number 27251628 and whose registered office is at Verheeskade 327, 2521 DE ‘s-Gravenhage, The Netherlands (“Dordrecht Ampere”);

(23)	SHURGARD NEDERLAND DELFT BV, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Netherlands law, having its corporate seat (statutaire zetel) in ‘s-Gravenhage, The Netherlands with registered number 27252034 and whose registered office is at Verheeskade 327, 2521 DE ‘s-Gravenhage, The Netherlands (“Delft”);

(24)	SHURGARD NEDERLAND VELDHOVEN BV, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Netherlands law, having its corporate seat (statutaire zetel) in ‘s-Gravenhage, The Netherlands with registered number 27252063 and whose registered office is at Verheeskade 327, 2521 DE ‘s-Gravenhage, The Netherlands (“Veldhoven”);

(25)	SHURGARD NEDERLAND UTRECHT CARTESIUS BV, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Netherlands law, having its corporate seat (statutaire zetel) in ‘s-Gravenhage, The Netherlands with registered number 27252353 and whose registered office is at Verheeskade 327, 2521 DE ‘s-Gravenhage, The Netherlands (“Utrecht Cartesius”);

(26)	SHURGARD SWEDEN AB, a private limited liability company (aktiebolag) registered in Sweden with registered number 556550-5152 and whose registered office is at P.O. Box 36, SE-171 11 Solna, Sweden (“Shurgard Sweden”);

(27)	SHURGARD STORAGE CENTERS SWEDEN KB, a limited partnership (kommanditbolag) registered in Sweden with registered number 969639-8479 and whose registered office is at P.O. Box 36, SE-171 11, Solna, Sweden (“Storage Centers Sweden”);

(28)	SHURGARD SWEDEN (ARSTABERG) KB, a limited partnership (kommanditbolag) registered in Sweden with registered number 969680-3395 and whose registered office is at P.O. Box 36, SE-171 11, Solna, Sweden (“Arstaberg”, together with the Borrower, Benelux Zaventem, Benelux Machelen, Imoganco, Hobimmo, Shurgard Denmark, Real Estate, Roskilde, Hørsholm, Shurgard UK, Wokingham, Shurgard France, Méditerranée, Investissement, Noisy, Lyon Gerland,

Chambourcy, Shurgard Nederland, Bé Cé Ateliers, Diemen, Dordrecht Ampere, Delft, Veldhoven, Utrecht Cartesius, Shurgard Sweden and Storage Centers Sweden, the “Chargors”); and

(29)	CITIGROUP GLOBAL MARKETS LIMITED, a private limited liability company incorporated under the laws of England and Wales with registered number 1763297 and whose registered office is at Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB (the “Manager”).

INTRODUCTION:

(A)	The Issuer has authorised the creation and issue of €235,000,000 in aggregate principal amount of Class A Secured Floating Rate Notes due 2014 (the “Class A Notes”), €40,000,000 in aggregate principal amount of Class B Secured Floating Rate Notes due 2014 (the “Class B Notes”) and €50,000,000 in aggregate principal amount of Class C Secured Floating Rate Notes due 2014 (the “Class C Notes”, together with the Class A Notes and the Class B Notes, the “Notes”).

(B)	The Notes will be in bearer form and in the denomination of €500,000. The Notes of each sub-class will initially be represented by a temporary global note (the “Temporary Global Note”), which will be exchangeable for interests in a permanent global note (the “Permanent Global Note”) in the circumstances specified in the Temporary Global Note. The Permanent Global Note will in turn be exchangeable for Definitive Notes, with Coupons and Talons for further Coupons attached, in the circumstances specified in the Permanent Global Note.

(C)	The Notes will initially be offered and sold outside the United States to non-US persons pursuant to Regulation S under the Securities Act.

(D)	The Notes will be issued subject to, and have the benefit of a Trust Deed and to which will be scheduled the forms of the Temporary Global Note, the Permanent Global Note and any Definitive Notes. The Trust Deed will be made between the Issuer and Citicorp Trustee Company Limited as trustee (the “Trustee”) for the holders of the Notes from time to time.

(E)	On or before the Closing Date, the Issuer will, in relation to the Notes, enter into an agency agreement (the “Agency Agreement”) with Citibank N.A. as principal paying agent (the “Principal Paying Agent”) and as agent bank (the “Agent Bank”) and Citibank International plc as Irish paying agent (the “Irish Paying Agent” and, together with the Principal Paying Agent and any other paying agents appointed pursuant to the Agency Agreement, the “Paying Agents”) and the Trustee.

(F)	The Issuer has made or will make an application for the Notes to be admitted to the Official List and admitted to trading on the Stock Exchange. In connection with such application, the Issuer has prepared the Offering Circular.

(G)	The parties wish to record the arrangements agreed between them in relation to the issue by the Issuer, and the subscription by the Manager, of the Notes.

THE PARTIES AGREE as follows:

SECTION A

DEFINITIONS AND INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

Unless otherwise defined in this Agreement, or the context requires otherwise, words and expressions used in this Agreement have the meanings and constructions ascribed to them in Part 1 of Schedule 4 (Definitions and Interpretations).

2.	PRINCIPLES OF INTERPRETATION

Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement have the constructions ascribed to them in Part 2 of Schedule 4 (Definitions and Interpretations).

SECTION B

ISSUE OF THE NOTES

3.	UNDERTAKING TO ISSUE

3.1	The Issuer undertakes to the Manager that the Notes will be issued on the Closing Date, in accordance with this Agreement, the Agency Agreement and the Trust Deed.

3.2	Confirmations by Issuer

The Issuer confirms that:

3.2.1	it has authorised the Manager to offer the Notes to third parties for subscription at the relevant Issue Price or purchase the Notes itself;

3.2.2	it has prepared the Preliminary Offering Circular and the Offering Circular;

3.2.3	it has authorised or, as the case may be, hereby authorises the Manager to distribute or supply (as the case may be) in connection with the offering of the Notes and subject to compliance by the Manager with the provisions of Schedule 3 (Selling Restrictions):

(a)	copies of the Preliminary Offering Circular (prior to the publication of the Offering Circular only), the Offering Circular and the Investor Presentation (by any means or media including electronic or visual production);

(b)	information which is, and make representations which are, consistent with the Preliminary Offering Circular (prior to the publication of the Offering Circular only) and the Offering Circular; and

(c)	such other documents and additional written information either supplied or approved by the Issuer (with the consent of the Borrower) or the Borrower for use by the Manager in connection with the offering of the Notes (including, without limitation, following queries received from potential investors); and

3.2.4	the Manager may make arrangements on behalf of the Issuer for announcements in respect of the Notes to be published on such dates and in such newspapers or other publications as it thinks fit (all such announcements to be subject to the prior approval of the Borrower (such approval not to be unreasonably withheld or delayed), unless such announcement is required to be made by a Requirement of Law).

4.	UNDERTAKING TO SUBSCRIBE

4.1	Undertaking to subscribe

The Manager undertakes to the Issuer that, subject to and in accordance with the provisions of this Agreement, it will subscribe and pay for the Notes on the Closing Date at the Issue Price.

4.2	PMP status of the Manager

The Manager represents and agrees to and with the Issuer that, in connection with the Notes:

4.2.1	on the Closing Date, it qualifies as a professional market party (a “PMP”) within the meaning of the Exemption Regulation from the Netherlands Ministry of Finance and will promptly notify the Issuer in case it ceases to qualify as such prior to the Closing Date; and

4.2.2	it will not disclose the identity of any subsequent holder of Notes to the Issuer on or before the Closing Date.

5.	STABILISING

In connection with the distribution of the Notes, the Stabilising Manager (or any person acting for the Stabilising Manager) may over-allot or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail in the open market. There is, however, no obligation on the Stabilising Manager (or any agent of the Stabilising Manager) to do this. Such stabilising, if commenced, may be discontinued at any time. Such stabilising shall be conducted in compliance with all applicable laws and rules. Any loss or profit sustained as a consequence of any such over allotment or stabilising shall be for the account of the Stabilising Manager. The Manager acknowledges that the Issuer has not authorised the creation and issue of Notes in excess of €325,000,000.

6.	STABILISING AND PUBLIC ANNOUNCEMENTS

The Issuer confirms to the Manager that it was informed, prior to any public announcement of the issue of the Notes, of the existence of the Financial Services Authority’s informational guidance referred to in MAR 2.3.2R(4) of the price stabilising rules made under section 144(1) of the FSMA and it has not issued and will not issue, without the prior consent of the Stabilising Manager, any communication to which MAR 2.3.2R(1) of those rules applies unless that communication adequately discloses that stabilising action may take place in relation to the issue of the Notes and complies with MAR 2.3.3E of those rules.

SECTION C

REPRESENTATIONS AND WARRANTIES

7.	REPRESENTATIONS AND WARRANTIES

7.1	Issuer’s Representations and Warranties

The Issuer represents and warrants to the Manager in the terms of the representations and warranties set out in Schedule 1 (Issuer’s Representations and Warranties).

7.2	Chargors’ Representations and Warranties

The Chargors represent and warrant to the Manager in the terms of the representations and warranties set out in Schedule 2 (Chargors’ Representations and Warranties).

7.3	Reliance on Representations and Warranties

Each of the Issuer and the Chargors acknowledge that the warranties made by each of them pursuant to this Clause 7 (Representations and Warranties) are made with a view to inducing the Manager to enter into this Agreement and that they shall, subject to any disclosures in the Disclosure Letter, be relied upon by the Manager in connection with the offering of the Notes and its obligations hereunder notwithstanding any information possessed or discoverable by it.

8.	CHANGE IN MATTERS REPRESENTED

The Issuer or the Chargors (as the case may be) shall forthwith notify the Manager of anything which at any time prior to receipt of the subscription proceeds for the Notes from the Manager on the Closing Date has or may have rendered, or will or may render, untrue or incorrect in any respect any representation and warranty by the Issuer or the Chargors (as the case may be) in this Agreement as if it had been made or given at such time with reference to the facts and circumstances then subsisting.

9.	REPRESENTATIONS REPEATED

9.1	General Representations

The representations and warranties in Clause 7.1 (Issuer’s Representations and Warranties) and Clause 7.2 (Chargors’ Representations and Warranties), subject to any disclosures in the Disclosure Letter, shall be deemed to be repeated (with reference to the facts and circumstances then subsisting) on the Closing Date.

9.2	Offering Circular Representations

The representations and warranties in Clause 7.1 (Issuer’s Representations and Warranties) and Clause 7.2 (Chargors’ Representations and Warranties) which refer to the Offering Circular shall be deemed to be repeated (with reference to the facts and circumstances then subsisting) on each date after the date of this Agreement, if any, falling on or before the Closing Date on which the Offering Circular is amended or supplemented on the basis that each reference to the Offering Circular shall be deemed to be a reference to the Offering Circular as amended or supplemented as at such date.

SECTION D

UNDERTAKINGS

10.	UNDERTAKINGS BY THE ISSUER

10.1	General Undertakings

The Issuer undertakes to the Manager that it shall:

10.1.1	Issuer Transaction Documents: on or before the Closing Date, execute the Issuer Transaction Documents to which it is expressed to be a party (other than this Agreement), each in the agreed form;

10.1.2	Delivery of Offering Circular: deliver to the Manager, without charge, on the date of this Agreement and from time to time after the date of this Agreement as requested, as many copies of the Offering Circular as the Manager may reasonably request;

10.1.3	Delivery of Supplements to the Offering Circular: without prejudice to its obligations under applicable law, at the request of the Manager, if at any time prior to completion (in the reasonable opinion of the Manager) of the initial distribution of the Notes by the Manager, the Manager believes that the Offering Circular (as may have been amended, if applicable) would include a statement of fact which is not true or accurate in any material respect or omit any fact, the omission of which would make misleading in any material respect any statement therein, to amend or supplement the Offering Circular to the satisfaction of the Manager and deliver, without charge, to the Manager from time to time as many copies of the relevant amendment or supplement as the Manager may reasonably request;

10.1.4	Manager’s consent: not publish any amendment or supplement to the Offering Circular unless the Manager has previously approved such amendment or supplement in writing (such approval not to be unreasonably withheld or delayed) or unless otherwise required by a Requirement of Law;

10.1.5	Non-Satisfaction of Conditions Precedent: if, at any time after entering into this Agreement and before the issue of the Notes, it becomes aware that any of the conditions specified in Schedule 5 (Conditions Precedent) will not be satisfied on or before the Closing Date in relation to such issue, it shall forthwith notify the Manager;

10.1.6	Compliance with Laws: comply with and ensure in all material respects that all necessary action is taken and all necessary conditions are fulfilled in order that it may comply with all applicable laws, regulations, rulings, policies and guidelines (as amended from time to time) of any governmental or regulatory authorities or central bank relevant in the context of the issue of any Notes and required for the time being for the performance of and compliance with its obligations thereunder, and under this Agreement and (from the date thereof) the Issuer Transaction Documents;

10.1.7	No Competing Issues: during the period commencing on the date of this Agreement and ending on the Closing Date, it will not, without the prior consent of the Manager, issue or agree to issue any other listed notes, bonds or other debt securities of whatever nature;

10.1.8	No Publications: between the date hereof and the Closing Date (both dates inclusive), not publish or arrange for the publication of any notice or announcement in relation to, or having any effect on, the issue and offering of the Notes, without the prior written consent of the Manager;

10.1.9	Other Information: without prejudice to the generality of the foregoing, it shall as soon as reasonably practicable furnish to the Manager such information relating to it as the Manager may reasonably request at any time prior to the Closing Date;

10.1.10	Transaction Documents: prior to the payment of the proceeds of the issue of the Notes to the Issuer on the Closing Date, not amend the terms of any already executed Transaction Documents nor execute any of the other Transaction Documents other than in the agreed form without the consent of the Manager;

10.1.11	Conditions Precedent: use all reasonable endeavours to procure satisfaction on or before the Closing Date of the conditions referred to in Clause 20.3 (Conditions Precedent);

10.1.12	Required Filings: procure that all Required Filings in respect of the Issuer or any other party to the Transaction Documents are effected within the applicable time limits in accordance with all applicable Requirements of Law; and

10.1.13	Regulation S: comply with the offering restriction requirements of Regulation S in relation to the issue of the Notes.

10.2	Initial Documents

The Issuer undertakes to the Manager that it shall deliver this Agreement to the Manager on the date this Agreement is signed and the Offering Circular (in sufficient numbers and in the time period as may be required by the Listing Rules and Requirements of Law) to the Stock Exchange and the Registrar of Companies in Ireland.

10.3	Undertakings relating to Listing and Notification of Significant Changes

10.3.1	Admission to listing: the Issuer shall use all reasonable endeavours to procure that the Notes are admitted to the Official List and admitted to trading on the Stock Exchange and to maintain such admission on the Official List until none of the Notes are outstanding.

10.3.2	Alternative Listing: the Issuer shall if it is impracticable or unduly burdensome to maintain the admission and listing of the Notes on the Stock Exchange, use all reasonable endeavours to procure and maintain the admission, listing, trading and/or quotation for the Notes by such other listing authorities, stock exchanges and/or quotation systems as it may (with the approval of the Manager) decide.

10.3.3	Fees: the Issuer shall be responsible for any fees incurred in connection with any such admission to listing, trading and/or quotation.

10.3.4	Authorisation of Listing Agent: the Issuer confirms and agrees with the Manager that it has authorised Arthur Cox Listing Services Limited to act as listing agent in relation to the Notes and to make applications to the Stock Exchange on its behalf for the Notes to be admitted to the Official List and admitted to trading on the Stock Exchange.

10.3.5	Provision of Information to Listing Agent: the Issuer agrees with the Manager that it shall as soon as practicable furnish to Arthur Cox Listing Services Limited any and all documents, instruments, information and undertakings that may be necessary or advisable in accordance with normal requirements for listed securities in order to obtain and maintain the admission of the Notes on the Official List and admission to trading.

10.3.6	Required Amendments and Supplements to the Offering Circular

The Issuer undertakes with the Manager that if, at any time prior to payment of the proceeds to the Issuer on the Closing Date, any event shall have occurred as a result of which it is necessary in order to comply with the provisions of applicable law and the Listing Rules to amend or supplement the Offering Circular it shall (without prejudice to the obligations of the Issuer under applicable law and the Listing Rules) promptly publish supplementary listing particulars (in a form approved by the Manager, such approval not to be unreasonably refused or delayed), as may be required to comply with applicable law and the Listing Rules in that regard.

10.3.7	Notification of Significant Changes

If, after preparation of the Offering Circular for submission to the Stock Exchange and before the commencement of dealings in the Notes following admission and listing:

(a)	Significant Changes: there is any significant change affecting any matter contained in the Offering Circular which would have required disclosure in the Offering Circular by law and/or the Listing Rules at the time of preparation of the Offering Circular; and/or

(b)	Significant New Matters: a significant new matter arises which would have required disclosure in the Offering Circular if it had arisen when the Offering Circular was prepared,

the Issuer shall upon becoming aware of the change and/or matter, give the Manager full information of such change and/or matter.

10.4	Delivery of Notes

The Issuer shall make arrangements satisfactory to the Manager to ensure that each Permanent Global Note and any Definitive Notes required to be issued in respect of the Notes are delivered to the Principal Paying Agent for authentication in the form required by, and otherwise in accordance with, the Trust Deed and the Agency Agreement.

11.	Undertakings by the Chargors

11.1	General Undertakings

Each of the Chargors severally undertakes to the Manager that it shall:

11.1.1	Ratings: not knowingly take, or cause to be taken, any action which would result in any class of the Notes not being assigned the Required Ratings indicated in respect of that class in the Offering Circular;

11.1.2	Borrower Transaction Documents: prior to the payment of the proceeds of the issue of the Notes to the Issuer on the Closing Date, not amend the terms of any already executed Borrower Transaction Documents nor execute any of the Borrower Transaction Documents to which it is a party other than in agreed form without the consent of the Manager;

11.1.3	Conditions Precedent: use all reasonable endeavours to procure satisfaction on or before the Closing Date of the conditions referred to in Clause 20.3 (Conditions Precedent);

11.1.4	Required Filings: procure that all Required Filings and Required Property Filings are effected within the applicable time limits in accordance with all applicable Requirements of Law;

11.1.5	Execution of Transaction Documents: execute and deliver on or before the Closing Date the Transaction Documents to which it is or will be a party;

11.1.6	No Publications: between the date hereof and the Closing Date (both dates inclusive), not publish or arrange for the publication of any notice or announcement in relation to, or having any effect on, the issue and offering of the Notes, without the prior written consent of the Manager (which will not be unreasonably withheld) unless such notice or announcement is required to be made pursuant to a Requirement of Law;

11.1.7	Other Information: without prejudice to the generality of the foregoing, it shall as soon as reasonably practicable furnish to the Manager such information relating to it as the Manager may reasonably request at any time prior to the Closing Date;

11.1.8	Approvals: obtain all consents, approvals, authorisations and other orders of all regulatory authorities required on the part of any member of the Securitisation Group (if any) in connection with the issue and offering of the Notes, the execution and performance of the Transaction Documents to which any member of the Securitisation Group is or will be a party and the performance of the transactions to be carried out by any member of the Securitisation Group as contemplated by the Transaction Documents to which it is or will be party and shall promptly and duly comply with any conditions under such consents, approvals, authorisations and other orders;

11.1.9	Compliance with Laws: comply with and ensure in all material respects that all necessary action is taken and all necessary conditions are fulfilled in order that it may comply with all applicable laws, regulations, rulings, policies and guidelines (as amended from time to time) of any governmental or regulatory authorities or central bank required for the time being for the performance of and compliance with its obligations under this Agreement; and

11.1.10	Guarantees: each of the Chargors (other than the Borrower) shall review for their own account the creditworthiness and the financial situation of the Borrower and the other Chargors in relation to the guarantees to be given pursuant to the Issuer/Borrower Facility Agreement and shall not rely on the Borrower or the other Chargors in this respect.

11.2	Notification of Significant Changes

If, after preparation of the Offering Circular for submission to the Stock Exchange and before the commencement of dealings in the Notes following admission and listing:

11.2.1	Significant Changes: there is any significant change affecting any matter contained in the Offering Circular which would have required disclosure in the Offering Circular by law and/or the Listing Rules at the time of preparation of the Offering Circular; and/or

11.2.2	Significant New Matters: a significant new matter arises which would have required disclosure in the Offering Circular if it had arisen when the Offering Circular was prepared,

the relevant Chargor which had notice of the change and/or matter shall, promptly upon becoming aware of the change and/or matter, give the Manager full information of such change and/or matter.

12.	UNDERTAKINGS BY THE ISSUER AND THE CHARGORS IN RELATION TO THE RATINGS OF THE NOTES

12.1	Applications for Required Ratings

The Issuer confirms to the Manager that it has made applications to obtain ratings for the Notes from each of the Rating Agencies at least equal to the Required Ratings.

12.2	No Action

The Issuer and each of the Chargors undertakes to the Manager that, save as required by Requirement of Law or the Transaction Documents, it will not take, or cause to be taken, any action and will not permit any action which it knows or has reason to believe would result in the ratings for which it has applied pursuant to Clause 12.1 (Applications For Required Ratings) not being assigned on the Closing Date to each of the relevant classes of Notes by each of the Rating Agencies.

12.3	Maintenance of Ratings

Each of the Issuer and the Chargors agrees with the Manager to furnish from time to time any and all documents, instruments and information within its possession (and subject to applicable laws) that may reasonably be necessary in accordance with the usual requirements of each Rating Agency in order to obtain and maintain ratings of the Notes from each of the Rating Agencies.

13.	SELLING RESTRICTIONS

Each of the Manager and the Issuer, as applicable, represents, warrants and undertakes as set out in Schedule 3 (Selling Restrictions) on a several (but not joint) basis.

SECTION E

INDEMNITY BY ISSUER AND THE CHARGORS

14.	INDEMNITY BY ISSUER AND THE CHARGORS

14.1	Indemnity by Issuer

Without prejudice to the other rights or remedies of any Relevant Party, the Issuer undertakes to the Manager that, if the Manager or any other Relevant Party suffers or incurs any Liabilities arising out of, in connection with or based on:

14.1.1	Misrepresentation/Breach of Undertakings: any inaccuracy or alleged inaccuracy or any breach or alleged breach of any representations and warranties and undertakings by the Issuer contained in this Agreement (irrespective of any information possessed or discoverable by the Manager); and/or

14.1.2	Breach of Duty: any wilful default, fraud, illegal dealing or negligence by the Issuer,

then the Issuer shall pay to the Manager an amount equal to the aggregate of the Liabilities suffered or incurred by such Manager or other Relevant Party.

14.2	Indemnity by the Chargors

Without prejudice to the other rights or remedies of a Relevant Party, each Chargor undertakes to the Manager that, if the Manager or any other Relevant Party suffers or incurs any Liabilities arising out of, in connection with or based on:

14.2.1	Misrepresentation/Breach of Undertakings: any inaccuracy or alleged inaccuracy or any breach or alleged breach of any representations and warranties and undertakings by the Chargors and/or the Issuer contained in this Agreement (irrespective of any information possessed or discoverable by the Manager);

14.2.2	Breach of Duty: any wilful default, fraud, illegal dealing, negligence by any Chargor,

then each Chargor (on a joint and several basis) shall pay to the Manager an amount equal to the aggregate of the Liabilities suffered or incurred by the Manager or other Relevant Party.

14.3	Indemnity by the Manager

The Manager undertakes to each of the Chargors and the Issuer that, if the Chargors or the Issuer, or any affiliate of the Chargors or the Issuer, or any officer, director, employee or agent of the Chargors or the Issuer, as the case may be, or of any such affiliate and each person by whom any of the Chargors or the Issuer are controlled for the purposes of the Securities Act (each being an “Issuer Relevant Party”) suffers or incurs any Liabilities arising out of or in connection with any failure of the Manager to observe the restrictions or requirements contained in Schedule 3 (Selling Restrictions), such Manager will pay to that Issuer Relevant Party an amount equal to the Liabilities suffered or incurred by that Issuer Relevant Party, provided that the Manager shall not be liable for any Liabilities arising from the sale of the Notes to any person believed in good faith by the Manager to be a person to whom the Notes could legally be sold or to whom any material could lawfully be given in compliance with its representations, warranties and covenants under this Agreement. Clauses 15 (Conduct of Claims) to 17 (Settlement) (inclusive) shall apply mutatis mutandis to the undertaking contained in this Clause 14.3. The indemnity in favour of the Issuer Relevant Party shall not extend to any liabilities attributable to the fraud or wilful default by that Issuer Relevant Party.

14.4	No fiduciary relationship

The Manager shall not have any duty or other obligation, whether as fiduciary or trustee for any Relevant Party or otherwise, to recover any payment under this Clause 14 (Indemnity by Issuer and the Chargors) or to account to any other person for any such payment made to it.

15.	CONDUCT OF CLAIMS

If any claim, demand or action is brought or asserted in respect of which one or more persons (each, an “Indemnified Person”) is entitled to be paid by another person (the “Indemnifier”) under Clause 14 (Indemnity by Issuer and the Chargors) (each a “Claim”), the following provisions shall apply:

15.1.1	Notification: each Indemnified Person shall promptly notify the Indemnifier in writing (but failure to do so shall not relieve the Indemnifier from liability);

15.1.2	Assumption of Defence: the Indemnified Person shall use reasonable endeavours to procure that the Indemnifier shall, subject to Clause 16 (Conduct by Indemnified Person), be entitled to assume the defence of the relevant Claim including the retention of legal advisers approved by each Indemnified Person, subject to the payment by the Indemnifier of all legal and other expenses of such defence; and

15.1.3	Separate Representation: if the Indemnifier assumes the defence of the relevant Claim, each Indemnified Person and Relevant Party, as the case may be, shall be entitled to retain separate legal advisers and to participate in such defence but the legal or other expenses incurred in so doing shall, subject to Clause 16 (Conduct by Indemnified Person), be borne by such Indemnified Person or Relevant Party, as the case may require, unless the Indemnifier has specifically authorised such retention or participation.

16.	CONDUCT BY INDEMNIFIED PERSON

16.1	Notwithstanding Clause 15 (Conduct of Claims), an Indemnified Person and/or Relevant Party, as the case may require, may retain separate legal advisers in each relevant jurisdiction and direct the defence of the relevant Claim and the Indemnifier shall pay to such Indemnified Person an amount equal to any legal or other expenses so incurred (subject to Clause 16.2) if:

16.1.1	Indemnifier’s failure: the Indemnifier fails to reasonably promptly assume the defence of the relevant Claim or (having assumed such defence) fails properly to make such defence or to retain for such purpose legal advisers approved by such Indemnified Person;

16.1.2	Conflict of Interest: such Indemnified Person has reasonably concluded that the use of any legal advisers chosen by the Indemnifier to represent such Indemnified Person or Relevant Party would present such legal advisers with a conflict of interest; or

16.1.3	Different defences: the actual or potential defendants in, or targets of, such Claim include both the Indemnifier and such Indemnified Person and/or Relevant Party (as the case may be) and such Indemnified Person has reasonably concluded that there are legal defences available to it and/or the Relevant Party (as the case may be) which are different from or additional to those available to the Indemnifier.

16.2	The Indemnifier shall not, in connection with any Claim in the same jurisdiction, be liable under Clause 16.1 for the fees and expenses of more than one separate firm of legal advisers per relevant jurisdiction representing the relevant Indemnified Person.

17.	SETTLEMENT

17.1	Indemnified Persons Consent to Settlement of Claims

The Indemnifier shall not, without the prior written consent of each Indemnified Person, settle or compromise, or consent to the entry of judgement with respect to, any pending or threatened Claim (irrespective of whether any Indemnified Person is an actual or potential defendant in, or target of, such Claim) providing such consent shall not be unreasonably withheld by any Indemnified Person where such settlement, compromise or consent includes an unconditional release of each Indemnified Person and, as the case may require, each Relevant Party from all liability arising out of the matters which are the subject of such Claim and (if required by the relevant Indemnified Person) an undertaking to keep the details of such settlement confidential.

17.2	No Indemnity if no Consent

The Indemnifier shall not be liable to indemnify or make any payment to any Indemnified Person where the relevant Claim has been settled or compromised without its prior written consent (which shall not be unreasonably withheld).

SECTION F

FEES AND EXPENSES

18.	FEES AND EXPENSES

18.1	Combined underwriting and selling commission

Without prejudice to any other fee arrangements between the Issuer and the Manager, the Issuer shall, on the Closing Date, pay to the Manager a combined underwriting and selling commission of:

18.1.1	0.25 per cent. of the initial principal amount outstanding of the Class A Notes at the date of issue;

18.1.2	0.375 per cent. of the initial principal amount outstanding of the Class B Notes at the date of issue; and

18.1.3	0.5 per cent. of the initial principal amount outstanding of the Class C Notes at the date of issue.

18.2	Issuer’s costs and expenses

The Issuer is responsible for paying:

18.2.1	Professional advisers: the fees and expenses of the legal, accountancy and other professional advisers instructed by the Issuer in connection with the creation and issue of the Notes and the preparation of the Preliminary Offering Circular and the Offering Circular;

18.2.2	Legal documentation: the costs incurred in connection with the preparation, execution, mailing and delivery of this Agreement, the Transaction Documents and the Notes (including without limitation, in relation to the Notes, costs of transportation, packaging and insurance and the initial fees and expenses of Euroclear and Clearstream, Luxembourg in relation to the Notes);

18.2.3	Printing: the cost of setting, proofing, printing and delivering the Preliminary Offering Circular, the Offering Circular, the Temporary Global Notes, the Permanent Global Notes and any Definitive Notes;

18.2.4	Trustee and Agents: the fees and expenses of the Trustee and the Borrower Security Trustee (including the fees and expenses of the legal advisers to the Trustee and the Borrower Security Trustee), the Paying Agents, the Agent Bank, the Liquidity Facility Provider, the Issuer Account Bank and the Swap Counterparties in connection with the preparation and execution of the Transaction Documents and the issue of the Notes and compliance with the Conditions;

18.2.5	Advertising: the cost of any advertising agreed in advance between the Issuer, the Borrower and the Manager;

18.2.6	Listing: the costs incurred in connection with obtaining and maintaining the admission to the Official List and to obtaining the admission to trading on the

Stock Exchange and the incurred fees and expenses of Arthur Cox Listing Services Limited as listing agent in connection with the application for the Notes to be admitted to the Official List and to trading on the Stock Exchange (including, without limitation, any costs relating to advertisements required in connection with the listing);

18.2.7	Ratings: the fees incurred or payable in connection with obtaining Required Ratings for the Notes from the Rating Agencies; and

18.2.8	Stamp duties: the sums referred to in Clause 19.4 (Stamp duties).

If the Manager incurs any of such fees, costs and expenses on behalf of the Issuer, the Issuer shall, on demand, reimburse the Manager for all such fees, costs and expenses.

18.3	Manager’s expenses

The Issuer shall reimburse the Manager for all reasonable legal fees and expenses and any travelling, communication, courier, postage and other out-of-pocket expenses incurred by them in connection with the issue of the Notes (which in each case shall, for the avoidance of doubt, include any VAT payable in relation thereto).

19.	TAXES

19.1	Tax Deduction

Each payment made by the Issuer or the Chargors under this Agreement shall be made without any Tax Deduction, unless a Tax Deduction is required by law.

19.2	Notification

If the Issuer or any Chargor becomes aware that it must make a Tax Deduction in respect of any payment under this Agreement (or that there is any change in the rate or the basis of a Tax Deduction) it shall notify the Manager accordingly.

19.3	Tax gross-up

If a Tax Deduction is required by law to be made by the Issuer or any Chargor in respect of any payment required to be made by it under this Agreement then the Issuer or, as the case may require, such Chargor shall pay to the payee such amount as will leave the payee (after such payment) in the same after Tax position as it would have been in had the Tax Deduction not been required to be made by the Issuer or, as the case may be, the Chargor.

19.4	Stamp duties

The Issuer, failing whom the Chargors, shall pay all Stamp Duty, registration taxes, or any other similar duties or taxes (including any interest and penalties on or in connection with such taxes or duties) required to be paid with respect to this Agreement or any other Transaction Documents or the issue of the Notes. The Issuer, failing whom, the Chargors, shall indemnify the Manager against any Liabilities which it may incur as a result or arising out of or in relation to any failure to pay or delay in paying any such Stamp Duties, registration taxes and other taxes or duties.

SECTION G

CLOSING

20.	CLOSING

20.1	Closing

Subject to Clause 20.3 (Conditions Precedent), the closing of the issue of the Notes shall take place on the Closing Date, whereupon:

20.1.1	Delivery of Temporary Global Notes: the Issuer shall procure the delivery of the Temporary Global Notes in respect of the Notes, duly executed on behalf of the Issuer in the manner contemplated by the Trust Deed and authenticated in accordance with the Agency Agreement, to the Common Depositary for credit on the Closing Date to the accounts of Euroclear and Clearstream, Luxembourg with such Common Depositary;

20.1.2	Payment of fees and expenses: the Issuer shall pay to the Manager, pursuant to Clause 18 (Fees and Expenses) an amount equal to the aggregate of the combined underwriting and selling commission payable pursuant to Clause 18.1 (Combined underwriting and selling commission) and any costs and expenses payable to the Lead Manager pursuant to Clause 18.2 (Issuer’s costs and expenses) or Clause 18.3 (Management expenses) which the Manager shall be entitled to set-off from the subscription proceeds payable in relation to the Notes;

20.1.3	Payment of issue proceeds: against delivery of the Temporary Global Notes and payment therefor, the Manager shall pay the proceeds of the issue of the Notes to the Issuer by credit transfer in euro for same day value to the Issuer Transaction Account (or, upon receipt of written notice in the agreed form, otherwise to the order of the Issuer);

20.1.4	On-Lending of the issue proceeds: upon the subscription proceeds being credited to the Issuer Transaction Account the Issuer shall on-lend the gross issue proceeds to the Borrower under the Issuer/Borrower Facility Agreement; and

20.1.5	Payment of amounts under Credit Agreement: the Borrower and the other Chargors shall use funds received under the Issuer/Borrower Facility Agreement (or any intra-group loans from funds borrowed thereunder) to repay all amounts outstanding under the Credit Agreement.

20.2	Postponed Closing

The Issuer and the Managers may agree to postpone the Closing Date to another date not later than 30 October 2004, whereupon all references in this Agreement to the Closing Date shall be construed as being to that later date.

20.3	Conditions Precedent

The Manager shall only be under an obligation to subscribe and pay for the Notes if it has received and found satisfactory all of the documents and confirmations described in Schedule 5 (Conditions Precedent) or otherwise waived the same in accordance with Clause 20.4 (Waiver of Conditions Precedent).

20.4	Waiver of Conditions Precedent

In the event that any of the conditions precedent under Clause 20.3 (Conditions Precedent) are not satisfied on or before the Closing Date the Manager may, in its absolute discretion, waive any of the conditions contemplated in Schedule 5 (Conditions Precedent). Any condition so waived shall be deemed to have been satisfied only for the purposes specified in such waiver.

SECTION H

TERMINATION, VARIATION AND ASSIGNMENT

21.	TERMINATION

21.1	Manager’s right to terminate

The Manager may give a termination notice to the Issuer at any time prior to the payment of the proceeds of the issue of the Notes to the Issuer on the Closing Date if:

21.1.1	Inaccuracy of representation: any representation and warranty by the Issuer and the Chargors in this Agreement is or for any reason proves to be untrue or incorrect in any material respect on the date on which such representation and warranty is made or on any date on which it is deemed to be repeated;

21.1.2	Breach of obligation: the Issuer or any of the Chargors fails to perform any of its obligations under this Agreement in any material respect;

21.1.3	Failure of conditions precedent: any of the conditions precedent referred to in Clause 20.3 (Conditions Precedent) is not satisfied or waived by the Manager on or before the Closing Date; or

21.1.4	Force majeure: since the date of this Agreement there has been, in the opinion of the Manager (following consultation, where reasonably practicable, with the Issuer and the Borrower): (i) such a change in national or international financial, political, economic, legal, tax or regulatory conditions or currency exchange rates or exchange controls as would, in its view be likely to prejudice materially the success of the offering and distribution of the Notes or dealings in the Notes in the secondary market, or (ii) any calamity or emergency, which has in its view caused a substantial deterioration in the price and/or value of the Notes.

21.2	Consequences

Upon the giving of a termination notice under Clause 21.1 (Manager’s right to terminate) and subject to Clause 21.3 (Saving):

21.2.1	Discharge of Issuer: the Issuer shall be discharged from performance of all their obligations under Clauses 3.1 (Undertaking to issue), Clause 18.1 (Combined underwriting and selling commission) and Clause 20.1.1 (Delivery of Temporary Global Notes); and

21.2.2	Discharge of Manager: the Manager shall be discharged from performance of its obligations under Clause 4 (Undertaking to Subscribe) and Clause 20.1.3. (Payment of Issue Proceeds).

21.3	Saving

A discharge pursuant to Clause 21.2 (Consequences) shall not affect the other obligations of the parties to this Agreement and shall be without prejudice to any accrued liabilities.

22.	ASSIGNMENT

22.1	Successors

This Agreement shall be binding upon and enure to the benefit of each Transaction Party and any subsequent successors, transferees and assigns. No purchaser of any of the Notes from the Manager shall be deemed a successor, transferee or assign by reason merely of such purchase.

22.2	Assignment

A Transaction Party may not assign or transfer or purport to assign or transfer a right or obligation under this Agreement, except that each of the Issuer and the Chargors may assign or (as the case may be) pledge its rights hereunder pursuant to the Issuer Deed of Charge and Chargor Security Documents respectively.

SECTION I

CORPORATE OBLIGATIONS AND NON-PETITION

23.	OBLIGATIONS AS CORPORATE OBLIGATIONS

No party shall have any recourse against nor shall any personal liability attach to any officer, employee, agent or director of the Manager, Issuer or any of the Chargors in his or her capacity as such, by any Proceedings or otherwise, in respect of any obligation, covenant or agreement of the Manager, Issuer or any of the Chargors contained in this Agreement.

24.	NO PETITION

24.1	Each of the Chargors and the Manager agrees with the Issuer that, until the expiry of three years and a day after the Final Discharge Date:

24.1.1	none of the Chargors nor the Manager shall have the right, or will, take or join any person in taking any steps against the Issuer for the purpose of obtaining payment of any amount due from the Issuer to such Transaction Party; and

24.1.2	neither it nor any party on its behalf shall initiate or join any person in initiating an Insolvency Event in respect of the Issuer.

24.2	Limited Recourse

The Manager shall only have recourse against the Issuer in respect of any claim arising under this Agreement to the Issuer Charged Property, after all claims ranking in priority to the claim of the Manager, in accordance with the Issuer Priorities Payment, have been satisfied.

SECTION J

MISCELLANEOUS

25.	EXERCISE OF RIGHTS AND REMEDIES

25.1	No waiver

A failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

25.2	Rights and remedies cumulative

The rights and remedies contained in this Agreement are cumulative and not exclusive of rights or remedies provided by law.

26.	PARTIAL INVALIDITY

The invalidity, illegality or unenforceability of a provision of this Agreement does not affect or impair the continuation in force of the remainder of this Agreement.

27.	SURVIVAL

The provisions of this Agreement shall continue in full force and effect notwithstanding the completion of the arrangements set out herein for the issue of the Notes and regardless of any investigation or knowledge by any party to this Agreement.

28.	TIME

Any date or period specified herein may be postponed or extended by mutual agreement among the parties but, as regards any date or period originally fixed or so postponed or extended, time shall be of the essence.

29.	NOTICES

29.1	Communications in writing

Except as specified to the contrary in this Agreement, any Notice pursuant to this Agreement:

29.1.1	shall be in writing;

29.1.2	shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof; and

29.1.3	shall be delivered personally or sent by first class post pre-paid recorded delivery (and air mail if overseas) or by fax to the party due to receive the Notice at its address or fax number and marked for the attention of the person or persons set out in Clause 29.2 (Notices details) or to another address, or fax number or marked for the attention of another person or persons specified by the receiving party by not less than 7 days’ written notice to the other Transaction Parties received before the Notice was despatched.

29.2	Notices details

Notices under this Agreement shall be sent as follows:

29.2.1	If to the Issuer, to it at

Address:	Parnassustoren,
Locatellikade 1
1076 AZ, Amsterdam
The Netherlands

Tel:	+31 (0) 20 575 5600

Fax:	+31 (0) 20 673 0016

Attention:	The Managing Director

29.2.2	If to any of the Chargors, to them at:

Address:	48 Quai du Commerce
1000 Brussels
Belgium

Tel:	+00 322 22 95 611

Fax:	+00 322 22 95 655

Attention:	General Counsel Europe

29.2.3	If to the Manager, to it at

Address:	Citigroup Centre
33 Canada Square
Canary Wharf
London E14 5LB

Tel:	+44 (0) 207 986 9000

Fax:	+44 (0) 207 986 1929

Attention:	Debt Syndicate

29.3	Time of receipt

Unless there is evidence that it was received earlier, a Notice marked for the attention of the person or persons specified in accordance with Clause 29.1 (Communications in writing) is deemed given:

29.3.1	if delivered personally, when left at the relevant address referred to in Clause 29.2 (Notices details);

29.3.2	if sent by post, except air mail, two business days after posting it;

29.3.3	if sent by air mail, six business days after posting it; and

29.3.4	if sent by fax, on completion of the transmission/when confirmation of its transmission has been recorded by the sender’s fax machine.

29.4	Business Day

In Clause 29.3 (Time of receipt) “business day” means a day other than a Saturday, Sunday or public holiday in either the country from which the Notice is sent or in the country to which the Notice is sent.

30.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Rights under this Agreement only accrue to a person party to this Agreement. Accordingly, a person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

SECTION K

LAW AND JURISDICTION

31.	GOVERNING LAW

This Agreement shall be governed by English law.

32.	JURISDICTION

32.1	English courts

The courts of England have exclusive jurisdiction to settle any Dispute.

32.2	Convenient forum

The Transaction Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

32.3	Jurisdiction

Clause 32.1 (English Courts) is for the benefit of the Manager only. As a result and notwithstanding Clause 32.1 (English Courts), it does not prevent the Manager from taking any Proceedings in any other courts with jurisdiction. To the extent allowed by law, the Manager may take concurrent Proceedings in any number of jurisdictions.

32.4	Services of Process

The Issuer and each of the Chargors other than the English Chargors each agree that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on each of them at their Process Service Agent’s address: Shurgard Storage Centres UK Ltd., 14 St. Mary’s Road, Long Ditton, Surbiton, Surrey KT6 5EY, England or at any address in Great Britain at which process may be served on that particular party in accordance with Part XXIII of the Companies Act 1985. If any of the Issuer and each of the Chargors other than the English Chargors does not have or ceases to have a place of business in Great Britain and the appointment of the process service agent named above ceases to be effective, the party concerned shall immediately (and in any event no later than 24 hours thereafter) appoint another person in England to accept service of process on its behalf in England. If the party concerned fails to do so (and such failure continues for a period of not less than fourteen days), the Manager shall be entitled to appoint such a person by notice to that party. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This Clause applies to Proceedings in England and to Proceedings elsewhere.

32.5	Attorneys

If the Issuer is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of The Netherlands, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

SECTION L

EXECUTION

33.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when so executed shall constitute one and the same binding agreement between the parties.

34.	EXECUTION

The parties have executed this Agreement on the date stated at the beginning of this Agreement.

SCHEDULE 1

ISSUER’S REPRESENTATIONS AND WARRANTIES

Part 1

Corporate Representations and Warranties of the Issuer

1.	Incorporation

The Issuer is a duly and validly incorporated private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) having its corporate seat (statutaire zetel) in Amsterdam and its registered office is at Locatellikade 1, 1076 AZ, Amsterdam and has full power and authority to own its property and assets and conduct its business as described in the Preliminary Offering Circular and the Offering Circular.

2.	Centre of Main Interests

The Issuer has its “centre of main interests”, as that term is used in Article 3(1) of the EUIR, in The Netherlands.

3.	Litigation

No litigation, arbitration or administrative proceedings of or before any court, tribunal or governmental body have been commenced or, so far as the Issuer is aware, are pending or threatened against the Issuer or any of its assets or revenues.

4.	Solvency

No Insolvency Event has occurred in respect of the Issuer and no Insolvency Event will occur in consequence of the Issuer entering into the Issuer Transaction Documents to which it is expressed to be a party.

5.	Tax residence

The Issuer is a company which is and has, since incorporation, been resident for Dutch tax purposes in The Netherlands.

6.	Management and Administration

The Issuer’s management, the places of residence of the managing directors of the Issuer, the place at which meetings of the board of managing directors of the Issuer are held and the place from which the Issuer’s interests are administered on a regular basis are all situated in The Netherlands.

7.	No establishment subsidiaries, employees or premises

The Issuer has no “establishment”, as that term is used in Article 2(h) of the EUIR in any jurisdiction and no subsidiaries, employees or premises.

8.	No Security Interests

No Security Interest exists over or in respect of any asset of the Issuer which would rank in priority to or pari passu with the Issuer Security, other than, upon the execution of the Trust Deed and the Issuer Deed of Charge and the issue of the Notes, the Security Interests under the Issuer Deed of Charge.

9.	Issuer’s activities

The Issuer has not engaged in any activities since its incorporation other than:

9.1	those incidental to its registration as a private company with limited liability in The Netherlands;

9.2	appointment of its managing director;

9.3	the authorisation of the issue of the Notes and the authorisation of entry into the Issuer Transaction Documents;

9.4	the preparation, negotiation and execution of this Agreement, the Offering Circular and the Preliminary Offering Circular (including its issue) and the preparation and negotiation of the other Issuer Transaction Documents;

9.5	the activities referred to in or contemplated by the Issuer Transaction Documents, the Preliminary Offering Circular and the Offering Circular; and

9.6	entry into the Interest Rate Swap Agreement.

10.	Dividends

The Issuer has not since incorporation paid any dividends or made any distributions since incorporation.

11.	No adverse change

Since the date of its incorporation there has been:

11.1	no significant change in the financial or trading position of the Issuer; and

11.2	no material adverse change in the financial position or prospects of the Issuer.

12.	Consents

The Issuer has obtained and maintained in effect all authorisations, approvals, licences and consents required in connection with its business and the consummation of the transactions contemplated by the Transaction Documents pursuant to any Requirement of Law or any Regulatory Direction applicable to the Issuer in The Netherlands and in each other jurisdiction in which the Issuer carries on business.

13.	Ownership

Its entire issued and outstanding share capital is owned by Stichting Self-Storage Securitisation, a foundation established under the laws of The Netherlands on 8 June 2004 and whose registered office is at Parnassustoren, Locatellikade 1, 1076 AZ, Amsterdam, The Netherlands.

Part 2

Transaction Document Representations and Warranties of the Issuer

1.	Corporate Power

The Issuer has the requisite power and authority to:

1.1	enter into each of the Issuer Transaction Documents to which it is expressed to be a party;

1.2	create and issue the Notes on the Closing Date, and

1.3	to undertake and perform the obligations expressed to be assumed by it in this Agreement and in the Issuer Transaction Documents.

2.	Authorisation

All acts, conditions and things required to be done, fulfilled and performed to:

2.1	enable the Issuer lawfully to issue, distribute and perform the terms of the Notes and the Offering Circular in accordance with the selling restrictions set out in Schedule 4 (Selling Restrictions);

2.2	enable the Issuer lawfully to enter into the Issuer Transaction Documents to which it is expressed to be a party;

2.3	enable the Issuer lawfully to exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Issuer Transaction Documents;

2.4	ensure that the obligations expressed to be assumed by it on the Signing Date and on the Closing Date under the Issuer Transaction Documents are legal, valid, binding and enforceable against it; and

2.5	make the Issuer Transaction Documents admissible in evidence in England and Wales,

have been done, fulfilled and performed and are in full force and effect or, as the case may be, have been effected, other than any necessary registration of the Issuer Deed of Charge pursuant to Section 395 (and, where applicable, Section 398) of the Companies Act and no steps have been taken to challenge, revoke or cancel any such authorisation obtained or effected.

3.	Execution

The Issuer Transaction Documents to which it is expressed to be a party have been duly executed by the Issuer on the Signing Date or will be duly executed by the Issuer on the Closing Date.

4.	No breach of law or contract

The entry by the Issuer into and the execution (and, where appropriate, delivery) of the Issuer Transaction Documents, the issue of the Notes and, if required to be executed and delivered, the Definitive Notes in respect of the Notes and the performance by the Issuer of its obligations under the Issuer Transaction Documents and the Global Notes do not on the Signing Date and will not on the Closing Date (as the case may be), conflict with or constitute a breach or infringement of any of the terms of, or constitute a default by the Issuer under:

4.1	the Issuer’s articles of association;

4.2	any Requirement of Law or any Regulatory Direction; or

4.3	any agreement, indenture, contract, mortgage, deed or other instrument, obligation or treaty to which it is a party or which is binding on it or by which any part of its undertaking, assets, property or revenues is bound or in respect of indebtedness in relation to which it is a surety.

5.	Valid and binding obligations

The obligations expressed to be assumed by the Issuer under the Issuer Transaction Documents to which it is expressed to be a party on the Signing Date and under the Issuer Transaction Documents (other than the Notes) to which it is expressed to be a party on the Closing Date will, upon their due execution and delivery on behalf of the Issuer and the Temporary Global Notes, the Permanent Global Notes and any Definitive Notes in respect of the Notes will, upon execution, due authentication and delivery, constitute legal, valid, binding and enforceable obligations, except (in each case):

5.1	as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally;

5.2	as such enforceability may be limited by the nature of the remedies available in the relevant jurisdiction in which the relevant enforcement occurs (including the power to stay proceedings);

5.3	as such enforceability may be limited by the effect of general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law; and

5.4	obligations relating to stamp duties may be void by virtue of Section 117 of the Stamp Act 1891.

6.	Notes valid and binding

The Temporary Global Notes, the Permanent Global Notes and any Definitive Notes in respect of the Notes will, upon execution, due authentication and delivery, constitute legal, valid, binding and enforceable obligations of the Issuer and enforceable against it in accordance with their terms, except:

6.1	as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally; and

6.2	as such enforceability may be limited by the effect of general principles of equity.

7.	Status of Notes

7.1	The Notes will constitute secured obligations of the Issuer in accordance with the terms of the Issuer Deed of Charge on the Closing Date.

7.2	The Class A Notes will rank and will at all times rank pari passu and rateably without preference or priority amongst themselves, the Class B Notes will rank and will at all times rank pari passu and rateably without preference or priority amongst themselves and the Class C Notes will rank and will at all times rank pari passu and rateably without preference or priority amongst themselves.

7.3	Payments of interest due on the Class A Notes will rank in priority to payments of interest due on the Class B Notes and payments of interest due on the Class B Notes will rank in priority to payments of interest due on the Class C Notes.

7.4	Payments of principal due on the Class A Notes will rank in priority to payments of principal due on the Class B Notes and payments of principal due on the Class B Notes will rank in priority to payments of principal due on the Class C Notes.

8.	Arms’ length transactions

The Issuer Transaction Documents to which the Issuer is expressed to be a party (from the Signing Date) and the Issuer Transaction Documents to which the Issuer is expressed to be a party (from the Closing Date) are being entered into by the Issuer in good faith for the benefit of the Issuer and on arms’ length commercial terms.

9.	Cross Default

The Issuer is not in breach of or default under any agreement, indenture, contract, mortgage, deed or other instrument to which it is a party or which is binding on it or any of its assets.

10.	Ranking of claims

Under the laws of The Netherlands in force as at the date of making this representation, upon due execution and delivery by the Issuer of the Issuer Transaction Documents to which it is expressed to be a party and such Issuer Transaction Documents becoming effective in accordance with their terms, claims against the Issuer under the Issuer Transaction Documents will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

11.	Issuer Security

11.1	The Notes and the obligations of the Issuer under the Trust Deed will be secured by and in accordance with the provisions of the Issuer Deed of Charge on the Closing Date.

11.2	The creation of the Issuer Security by the Issuer over its undertaking and assets in accordance with the terms of the Issuer Deed of Charge will not render the Issuer liable to offer or extend the benefit of such Issuer Security to any person other than the Trustee.

12.	Choice of Law

12.1	The choice of the laws of the Relevant Jurisdiction as the governing law of the relevant Issuer Transaction Documents will be recognised and enforced in The Netherlands; and

12.2	Any judgment obtained in another Relevant Jurisdiction in relation to any relevant Issuer Transaction Document will be recognised and enforced in The Netherlands.

13.	Filings

Save for the Required Filings in respect of the Issuer, under the laws of England and Wales or The Netherlands it is not necessary that any of the Issuer Transaction Documents be filed, recorded or enrolled with any court or other authority in the United Kingdom or The Netherlands.

14.	Consents

Subject to the necessary registration of the Issuer Deed of Charge pursuant to section 395 (or, as the case may be, Section 398) of the Companies Act, the Issuer does not require the consent of any other party or the consent, licence, approval or authorisation of any Governmental Authority in connection with the creation and issue of the Notes on the Closing Date, the distribution of the Preliminary Offering Circular and the Offering Circular, the entering into of the Issuer Transaction Documents to which it is expressed to be a party on the Signing Date and of the Issuer Transaction Documents to which it is expressed to be a party on the Closing Date or the performance of the Issuer Transaction Documents (from the Signing Date) or the Issuer Transaction Documents (from the Closing Date).

15.	Compliance with Law etc

No practice, procedure or policy employed or proposed to be employed by it in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to it.

16.	Stamp, registration and similar Taxes

Under the laws of The Netherlands, it is not necessary that any stamp, registration or similar tax be paid on or in relation to the Issuer Transaction Documents or any of them.

17.	Withholding Tax

Under the laws applicable in The Netherlands, the Issuer will not be required to make any Tax Deduction from any payment of principal or interest by the Issuer in respect of the Notes or any of the Issuer Transaction Documents (including interest accruing after a payment default).

18.	Investor Presentation

18.1	The statements of fact contained in the Investor Presentation including, for the avoidance of doubt, statements of fact in respect of the performance of the assets and in respect of the Mortgaged Properties or revenues of the Chargors, were true and accurate in all material respects and not misleading in any material respect and there are no facts the omission of which would, in the context of the issue of the Notes, make any such statement in the Investor Presentation, on its own or when read together with the Preliminary Offering Circular or the Offering Circular, misleading in any material respect;

18.2	the statements of intention, opinion, belief or expectation contained in the Investor Presentation were honestly made or held and based on reasonable assumptions;

18.3	the historical information contained in the Investor Presentation was true and accurate in all material respects; and

18.4	the Issuer has made all reasonable enquiries to ascertain such facts and to verify the accuracy of all such statements.

19.	Accuracy of Information

All Relevant Information supplied by the Issuer to any of the Trustee, the Manager, the accountants preparing reports, opinions and/or comfort letters in connection with the issue of the Notes or the Rating Agencies, in connection with the entry into Transaction Documents and the issue of the Notes, was when given and remains true and accurate in all material respects and not misleading in any material respect (subject to any amendments and updated information provide to the relevant recipient).

20.	Preliminary Offering Circular

20.1	The Preliminary Offering Circular (except insofar as the information therein has been amended, supplemented or deleted in the Offering Circular) contains all information which is to the best of the information, knowledge and belief of the Issuer material in the context of the issue of the Notes including, without limitation, regarding investment considerations, the Borrower Transaction Documents, the Issuer Transaction Documents, the business of Shurgard Europe, the Mortgaged Properties, the Issuer, the Securitisation Group (including its corporate structure and business), companies or other persons which are within Shurgard Europe which are not part of the Securitisation Group and the Notes;

20.2	such information is true and accurate in all material respects and not misleading in any material respect;

20.3	any opinions, predictions and intentions expressed in the Preliminary Offering Circular on the part of the Issuer are honestly held or made after due and careful consideration of all relevant circumstances and based on reasonable assumptions and are not misleading in any material respect;

20.4	the Preliminary Offering Circular (except insofar as the information therein has been amended, supplemented or deleted in the Offering Circular) does not omit to state any material fact necessary to make such information, opinions or intentions (in such context) not misleading in any material respect; and

20.5	all proper enquiries have been made by or on behalf of the Issuer to ascertain and to verify the foregoing.

21.	Offering Circular

21.1	The Offering Circular contains all information which is to the best of the information, knowledge and belief of the Issuer material in the context of the issue of the Notes including, without limitation, regarding investment considerations, the Borrower Transaction Documents, the Issuer Transaction Documents, the business of Shurgard Europe, the Mortgaged Properties, the Issuer, the Securitisation Group (including its corporate structure and business), companies or other persons which are within Shurgard Europe which are not part of the Securitisation Group and the Notes;

21.2	such information is true and accurate in all material respects and not misleading in any material respect;

21.3	any opinions, speculations and intentions expressed in the Offering Circular on the part of the Issuer are honestly held or made after due and careful consideration of all relevant circumstances and based on reasonable assumptions and are not misleading in any material respect;

21.4	the Offering Circular does not, as of such date, omit to state any material fact necessary to make such information, opinions or intentions (in such context) not misleading in any material respect;

21.5	the Offering Circular has been approved by the Stock Exchange as listing particulars for the purposes of applicable law and the Listing Rules; and

21.6	all reasonable enquiries have been made by or on behalf of the Issuer to ascertain and to verify the foregoing.

22.	General Duty of Disclosure

The Preliminary Offering Circular (except insofar as the information therein has been amended, supplemented or deleted in the Offering Circular) and the Offering Circular contain all such information as investors and their professional advisers would reasonably expect to find there, for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Issuer and of the rights attaching to the Notes.

23.	Approval of Offering Circular

The Offering Circular comprises listing particulars prepared in compliance with the requirements of the Irish European Communities (Stock Exchange) Regulations 1984 (as amended) and the Irish Stock Exchange Listing Rules for Specialist Securities-Asset Backed Debt and applications have been made for each class of Notes to be listed on the Stock Exchange.

24.	Note Event of Default, Potential Note Event of Default

Notwithstanding that the Notes have not been issued, no event exists which would constitute a Note Event of Default or a Potential Note Event of Default after the issue of the Notes.

25.	Compliance with Dutch banking law

It is exempt and, following the issue of the Notes, will remain exempt, from the requirement to obtain a licence from the Dutch Central Bank pursuant to article 6 of the Netherlands Act on the Supervision of the Credit Systems 1992 (Wet toezicht kredietwezen 1992, as amended: the “Wtk”) and is in compliance, and following the issue of the Notes, will remain in full compliance with, all relevant provisions of the Exemption Regulation dated 26 June 2002 (as amended from time to time; the “Exemption Regulation”) pursuant to the 1992 Act, in particular that:

25.1	it has received and will only receive repayable funds from “professional market parties” (professionele marktpartijen, each, a “PMP”) within the meaning of the Exemption Regulation;

25.2	with regard to all Notes now issued, it is not aware of the identity and will not be entitled to any information regarding the identity of any holder of the Notes on or before the Closing Date (other than the Manager) and it has ascertained that the Manager is a PMP in accordance with the Dutch Central Bank’s (De Nederlandsche Bank N.V.) policy rules pursuant to the Exemption Regulation (Beleidsregels kernbegrippen markttoetreding en handhaving Wtk 1992; the “Policy Rules”)”; and

25.3	it has not failed to make any filing or notification that could result in the loss of the Exemptive Relief (as defined in the Exemption Regulation) and it will comply with all filing and notification requirements pursuant to the Exemption Regulation.

26.	Compliance with United States securities laws

In accordance with Schedule 3 (Selling Restrictions), neither the Issuer nor any of its affiliates nor any person acting on its behalf, has offered or sold, or will offer or sell, any Notes in any circumstances which would require the registration of any of the Notes under the Securities Act or the qualifications of the Trust Deed as an indenture under the United States Trust Debenture Act of 1939.

27.	Directed Selling Efforts

In accordance with Schedule 3 (Selling Restrictions), neither the Issuer nor its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Notes and the Issuer and its affiliates have complied and will comply with the offering restrictions requirement of Regulation S under the Securities Act.

SCHEDULE 2

CHARGORS’ REPRESENTATIONS AND WARRANTIES

Part 1

1.	Incorporation

1.1	Shurgard Self Storage SCA is duly incorporated and validly existing as a limited liability partnership, SSC Benelux Zaventem BVBA, SSC Benelux Machelen BVBA, Imoganco BVBA and Hobimmo BVBA are duly incorporated and validly existing as private limited liability companies under the laws of Belgium and with full power and authority to own their property and assets and conduct their business as currently conducted by them.

1.2	The Danish Chargors are duly organised and validly existing in Denmark as private limited liability companies under the laws of Denmark and with full power and authority to own their property and assets and conduct their business as currently conducted by them.

1.3	The English Chargors are duly incorporated in England and Wales with limited liability under the Companies Act and with full power and authority to own their property and assets and conduct their business as currently conducted by them.

1.4	Shurgard France SAS, Shurgard Méditerranée SAS, Shurgard IDF Noisy SAS, Shurgard Lyon Gerland SAS and Shurgard IDF Chambourcy SAS are validly existing and incorporated as limited liability simplified business associations (sociétés par actions simplifiées) and Shurgard Investissement 1 SNC is validly existing and incorporated as a partnership (société en nom collectif) under the laws of France and with full power and authority to own their property and assets and conduct their business as currently conducted by them.

1.5	The Dutch Chargors are duly incorporated and are validly existing as private companies with limited liability under the laws of The Netherlands and with full power and authority to own their property and assets and conduct their business as currently conducted by them.

1.6	Shurgard Sweden AB is duly constituted and validly existing as a limited liability company and Shurgard Storage Centers Sweden KB and Shurgard Sweden (Arstaberg) KB are duly constituted and validly existing as limited liability partnerships under the laws of Sweden and with full power and authority to own their property and assets and conduct their business as currently conducted by them.

2.	Centre of Main Interests

2.1	Each Belgian Chargor has its “centre of main interest”, as that term is used in Article 3(1) of the EUIR, in Belgium.

2.2	Each Danish Chargor has its “centre of main interest”, as that term is used in Article 3(1) of the EUIR, in Denmark.

2.3	Each English Chargor has its “centre of main interest”, as that term is used in Article 3(1) of the EUIR, in England and Wales.

2.4	Each French Chargor has its “centre of main interest”, as that term is used in Article 3(1) of the EUIR, in France.

2.5	Each Dutch Chargor has its “centre of main interest”, as that term is used in Article 3(1) of the EUIR, in The Netherlands.

2.6	Each Swedish Chargor has its “centre of main interest”, as that term is used in Article 3(1) of the EUIR, in Sweden.

3.	Litigation

No litigation, arbitration or administrative proceedings of or before any court, tribunal or governmental body have been commenced or, so far as each Chargor is aware, are pending or threatened against any of the Chargors or any of their assets or revenues (other than as specifically disclosed in the Offering Circular, the Disclosure Letter, and the Second Quarter 2004 Litigation and Claims Summary dated 14 July 2004 provided to the Manager) which may have a Material Adverse Effect on any of the Chargors, any Transaction Document or any Assigned Rights or which may have a significant effect on the financial position of any Chargor.

4.	Solvency

No Insolvency Event has occurred in respect of the Chargors or any member of the Securitisation Group and no Insolvency Event will occur in consequence of the Chargors entering into the Borrower Transaction Documents to which they are expressed to be a party.

5.	Tax residence

5.1	Each Belgian Chargor is a company which is and has, since incorporation, been resident for tax purposes solely in Belgium.

5.2	Each Danish Chargor is a company which is and has, since incorporation, been resident for tax purposes solely in Denmark.

5.3	Each English Chargor is a company which is and has, since incorporation, been resident for tax purposes solely in England and Wales.

5.4	Each French Chargor is a company which is and has, since incorporation, been resident for tax purposes solely in France.

5.5	Each Dutch Chargor is a company which is and has, since incorporation, been resident for tax purposes solely in The Netherlands.

5.6	Each Swedish Chargor is a company which is and has, since incorporation, been resident for tax purposes solely in Sweden.

6.	No Establishment

6.1	None of the Belgian Chargors have an “establishment” as that term is used in Article 2(h) of the EUIR in any place outside of Belgium.

6.2	None of the Danish Chargors have an “establishment” as that term is used in Article 2(h) of the EUIR in any place outside of Denmark.

6.3	None of the English Chargors have an “establishment” as that term is used in Article 2(h) of the EUIR in any place outside of England and Wales.

6.4	None of the French Chargors have an “establishment” as that term is used in Article 2(h) of the EUIR in any place outside of France.

6.5	None of the Dutch Chargors have an “establishment” as that term is used in Article 2(h) of the EUIR in any place outside of The Netherlands.

6.6	None of the Swedish Chargors have an “establishment” as that term is used in Article 2(h) of the EUIR in any place outside of Sweden.

7.	Administration

Each Chargor conducts its business operations from the Relevant Jurisdiction in which it was incorporated or otherwise established.

8.	Financial Statements

The most recent Financial Statements of the Borrower:

8.1	were prepared in accordance with accounting principles generally accepted in the United States of America and consistently applied; and

8.2	save as disclosed therein in accordance with the accounting principles generally accepted in the United States of America pursuant to which they have been prepared, give a true and fair view of the financial condition and operations of the Borrower and its subsidiaries during the relevant financial year.

9.	No adverse change

Since the date as of which the most recent Financial Statements of the Borrower were stated to be prepared there has been:

9.1	no significant change in the financial or trading position of the Borrower; and

9.2	no material adverse change in the financial position or prospects of any Chargor.

10.	Consents

Each Chargor has obtained and maintains in effect all authorisations, approvals, licences and consents required to conduct its business pursuant to any Requirement of Law or any Regulatory Direction applicable to such Chargor in its Relevant Jurisdiction and in each other jurisdiction in which it carries on business.

Part 2

Transaction Document Representations and Warranties of the Chargors

1.	Corporate Power

Each Chargor has the requisite power and authority to enter into the Transaction Documents to which it is expressed to be a party and to undertake and perform the obligations expressed to be assumed by it in such Transaction Documents.

2.	Authorisation

All acts, conditions and things required to be done, fulfilled and performed in order:

2.1	to enable each Chargor lawfully to enter into the Transaction Documents to which it is expressed to be a party;

2.2	to enable each Chargor lawfully to exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Transaction Documents;

2.3	to ensure that the obligations expressed to be assumed by it under the Transaction Documents are legal, valid, binding and enforceable on it; and

2.4	to make the Transaction Documents admissible in evidence in the Relevant Jurisdiction,

have been done, fulfilled and performed and are in full force and effect or, as the case may be, have been effected and no steps have been taken to challenge, revoke or cancel any such authorisation obtained or effected.

3.	Execution

The Transaction Documents to which each Chargor is expressed to be a party, have been or (as the case may be) will be duly executed by each Chargor on or before the Closing Date.

4.	No breach of law or contract

The entry of each Chargor into and the execution (and, where applicable, delivery of) the Transaction Documents to which it is expressed to be a party do not, and will not, conflict with or constitute a breach or infringement of any of the terms of, or constitute a default by any Chargor under:

4.1	the relevant Chargor’s constitutional documents;

4.2	any Requirement of Law or any Regulatory Direction; or

4.3	any agreement, indenture, contract, mortgage, deed or other instrument to which it is a party or which is binding on it or any of its assets which would be reasonably likely to have a Material Adverse Effect on the relevant Chargor.

5.	Valid and binding obligations

The obligations expressed to be assumed by each Chargor under the Transaction Documents to which it is expressed to be a party will, upon their due execution and delivery by or on behalf of each Chargor, constitute legal, valid, binding and enforceable obligations, except:

5.1	as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally;

5.2	as such enforceability may be limited by the effect of general principles of equity; and

5.3	obligations relating to stamp duties may be void by virtue of Section 117 of the Stamp Act 1891.

6.	Arms’ length transactions

6.1	The Transaction Documents to which each Chargor is expressed to be a party are being entered into by the relevant Chargor in good faith for the benefit of such Chargor and on arms’ length commercial terms.

6.2	In entering into the Transaction Documents, the Belgian Chargors have relied exclusively on their own analysis of the Borrower’s and other Chargor’s creditworthiness and financial position, and the Belgian Chargors have not relied on the Borrower or the other Chargors in this respect.

6.3	The entering into, signing, execution, delivery and performance of the Borrower Transaction Documents are (i) in the best corporate interest of each Dutch Chargor and conducive to the realisation of and useful in connection with the corporate objects of each Dutch Chargor and (ii) not prejudicial to the interests of (present and future) creditors of each Dutch Chargor.

6.4	The French Chargors have entered into the Transaction Documents in good faith and the Transaction Documents are in the overall best corporate interest of such Chargors and do not constitute a misuse of their corporate assets (abus de biens sociaux).

7.	Choice of law

7.1	The choice of English law, Belgian law, Dutch law, French law, Swedish law or (as the case may be) Danish law as the governing law of the relevant Transaction Documents will be recognised and enforced in the Relevant Jurisdictions; and

7.2	Any judgment obtained in the Relevant Jurisdiction which is chosen as the appropriate forum for any Disputes in relation to any Transaction Document will be recognised and enforced in the other Relevant Jurisdictions.

8.	Filings

Save for the Required Filings, under the laws of the Relevant Jurisdiction it is not necessary that any Transaction Document be filed, recorded or enrolled with any court or other authority in the Relevant Jurisdiction.

9.	Consents

No Chargor requires the consent of any other party or the consent, licence, approval or authorisation of any Governmental Authority in connection with the entering into of the Transaction Documents to which it is expressed to be a party and the performance of such Transaction Documents.

10.	Stamp, registration and similar Taxes

Under the laws of the Relevant Jurisdiction, it is not necessary that any stamp, registration or similar tax be paid on or in relation to the Transaction Documents or any of them except, where applicable, as disclosed in the tax opinions of Deloitte & Touche Conseils Fiscaux s.f.d SCRL in relation to the Chargors and Clifford Chance LLP in relation to the Issuer each dated on or about the Closing Date.

11.	Withholding Tax

Under the laws of the Relevant Jurisdiction, none of the Chargors will be required to make any Tax Deduction from any payment it may make under any of the Issuer/Borrower Facility Agreement and any loans between Chargors including, without limitation, in accordance with the Cash Pooling Loan and Cash Administration Agreement.

12.	Investor Presentation

12.1	The statements of fact contained in the Investor Presentation including, for the avoidance of doubt, statements of fact in respect of the performance of the assets and in respect of the Mortgaged Properties or revenues of the Chargors, were true and accurate in all material respects and not misleading in any material respect and there are no facts the omission of which would, in the context of the issue of the Notes, make any such statement in the Investor Presentation, on its own or when read together with the Preliminary Offering Circular or the Offering Circular, misleading in any material respect;

12.2	the statements of intention, opinion, belief or expectation contained in the Investor Presentation were honestly made or held and based on reasonable assumptions;

12.3	the historical information contained in the Investor Presentation was true and accurate in all material respects; and

12.4	the Chargors have made all reasonable enquiries to ascertain such facts and to verify the accuracy of all such statements.

13.	Accuracy of Information

All Relevant Information supplied by any of the Chargors (including information passed through its legal counsel appointed in relation to the issue of the Notes) to any of the Issuer, the Manager, the accountants preparing reports, opinions and/or comfort letters in connection with the issue of the Notes or the Rating Agencies, in connection with the entry into Transaction Documents and the issue of the Notes, was when given and remains true and accurate in all material respects and not misleading in any material respect (subject to any amendments and updated information provided by the Chargors to the relevant recipient).

14.	Preliminary Offering Circular

14.1	The Preliminary Offering Circular (except insofar as the information therein has been amended, supplemented or deleted in the Offering Circular) contains all information which is to the best of the information, knowledge and belief of each Chargor material in the context of the issue of the Notes including, without limitation, regarding investment considerations, the Borrower Transaction Documents, the Issuer Transaction Documents, the business of Shurgard Europe, the Mortgaged Properties, the Issuer, the Securitisation Group (including its corporate structure an business), companies or other persons which are within Shurgard Europe which are not part of the Securitisation Group and the Notes;

14.2	such information is true and accurate in all material respects and not misleading in any material respect;

14.3	any opinions, predictions and intentions expressed in the Preliminary Offering Circular (except insofar as the information therein has been amended, supplemented or deleted in the Offering Circular) on the part of any Chargor are honestly held or made after due and careful consideration of all relevant circumstances and based on reasonable assumptions and are not misleading in any material respect;

14.4	any estimate, forecast or projection expressed in the Preliminary Offering Circular (except insofar as the information therein has been amended, supplemented or deleted in the Offering Circular) on the part of any Chargor was prepared after due and careful enquiry and was supplied in good faith;

14.5	the Preliminary Offering Circular (except insofar as the information therein has been amended, supplemented or deleted in the Offering Circular) does not omit to state any material fact necessary to make such information, opinions, predictions or intentions (in such context) not misleading in any material respect;

14.6	the information contained in the section of the Preliminary Offering Circular (except insofar as the information therein has been amended, supplemented or deleted in the Offering Circular) entitled “Summary Financial Information”: (a) is true and accurate in all material respects, (b) is not misleading in any material respect, (c) was prepared by applying adjustments to the most recent management accounts of the Borrower which are appropriate to reflect the transactions under the Transaction Documents to be entered into by the Chargors and such adjustments are factually supportable and do not relate to future events or decisions, (d) was prepared in a manner consistent with the accounting policies adopted by the Borrower in its Financial Statements, and (e) each of the Chargors is not aware of any reason why the management accounts upon which the information in such section is based should not form a suitable basis for inclusion in the Preliminary Offering Circular; and

14.7	the Borrower has made all proper and reasonable enquiries to ascertain and to verify the accuracy of the foregoing and each other Chargor as made all proper and reasonable enquiries to verify the accuracy of information relating to it and its business.

15.	Offering Circular

15.1	The Offering Circular contains all information to the best of the information, knowledge and belief of each Chargor material in the context of the issue of the Notes including, without limitation, regarding investment considerations, the Borrower Transaction Documents, the Issuer Transaction Documents, the business of Shurgard Europe, the Mortgaged Properties, the Issuer, the Securitisation Group (including its corporate structure an business), companies or other persons which are within Shurgard Europe which are not part of the Securitisation Group and the Notes;

15.2	such information is true and accurate in all material respects and not misleading in any material respect;

15.3	any opinions, predictions and intentions expressed in the Offering Circular on the part of any Chargor are honestly held and or made after due and careful consideration of all relevant circumstances and based on reasonable assumptions and are not misleading in any material respect;

15.4	any estimate, forecast or projection expressed in the Offering Circular on the part of any Chargor was prepared after due and careful enquiry and was supplied in good faith;

15.5	the Offering Circular does not omit to state any material fact necessary to make such information, opinions, predictions or intentions (in such context) not misleading in any material respect;

15.6	the information contained in the section of the Offering Circular entitled “Summary Financial Information”: (a) is true and accurate in all material respects, (b) is not misleading in any material respect, (c) was prepared by applying adjustments to the most recent management accounts of the Borrower which are appropriate to reflect the transactions under the Transaction Documents to be entered into by the Chargors and such adjustments are factually supportable and do not relate to future events or decisions, (d) was prepared in a manner consistent with the accounting policies adopted by the Borrower in its Financial Statements, and (e) each of the Chargors is not aware of any reason why the management accounts upon which the information in such section is based should not form a suitable basis for inclusion in the Offering Circular; and

15.7	the Borrower has made all proper and reasonable enquiries to ascertain and to verify the accuracy of the foregoing and each other Chargor as made all proper and reasonable enquiries to verify the accuracy of information relating to it and its business.

16.	Self Storage Industry

The Borrower has made all proper and reasonable enquiries with Shurgard Inc to ascertain and verify the accuracy of the information contained in the section of the Preliminary Offering Circular and Offering Circular entitled “Summary of the Self-Storage Industry” and has obtained confirmation from Shurgard Inc that all information in such sections concerning the self-storage industry in the United States of America including, without limitation, opinions based on experience of such industry is true and accurate in all material respects and not misleading in any material respect.

17.	General Duty of Disclosure

The Offering Circular contains all such information as investors and their professional advisers would reasonably expect to find there, for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Issuer, the Securitisation Group and of the rights attaching to the Notes.

18.	Loan Event of Default, Potential Loan Event of Default

Notwithstanding that the advances under the Issuer/Borrower Facility Agreement have not been made, no event exists which, whether or not such advances had been made, would constitute a Potential Loan Event of Default or a Loan Event of Default.

19.	Information to the Valuer

All factual information provided by, or on behalf of, the Chargors to the Valuer for the purposes of the Valuation Report as the same may have been amended, varied or supplemented by the Chargors prior to the date of the Valuation Report is true and accurate in all material respects on the date of such valuation and no information has been omitted which if disclosed to the Valuer may reasonably be expected to have an adverse effect to the valuations contained in the Valuation Report in any material respect.

SCHEDULE 3

SELLING RESTRICTIONS

1.	GENERAL

1.1	No action to permit public offering

Save for having obtained the approval of the Offering Circular by the Stock Exchange and admission of the Notes to the Official List and to trading on the Stock Exchange and delivery of the Offering Circular to the Registrar of Companies in Ireland, no action has been or will be taken in any jurisdiction by the Manager that would permit a public offering of the Notes, or possession or distribution of any offering material in relation to the Notes, in any country or jurisdiction where action for that purpose is required.

1.2	Manager’s compliance with applicable laws

The Manager undertakes to the Issuer that it will comply with and obtain any consent, approval or permission required under, all applicable laws and regulations in each country or jurisdiction in which it purchases, offers, sells or delivers Notes or has in its possession, distributes or publishes such offering material, in all cases at its own expense.

1.3	Manager’s use of information

The Manager is not authorised to give any information in relation to, or make any representation in connection with, the offering or sale of the Notes other than is contained in the Preliminary Offering Circular (prior to the publication of the Offering Circular), the Offering Circular or which is a matter of public knowledge or as otherwise permitted by Clause 3.2.3.

2.	UNITED STATES

2.1	No registration under Securities Act

The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

2.2	Compliance by Issuer with United States securities laws

The Issuer represents, warrants and undertakes to the Manager that:

2.2.1	neither the Issuer nor any of its affiliates nor any other person acting on its or their behalf has offered or sold, or will offer or sell, to any person any Notes in any circumstances which would require the registration of any of the Notes under the Securities Act or the qualification of the Trust Deed as an indenture under the United States Trust Indenture Act of 1939;

2.2.2	neither the Issuer nor any its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act with respect to the Notes;

2.2.3	the Issuer and its affiliates is a “foreign issuer” (as defined in Regulation S) and there is no “substantial U.S. market interest” (as defined in Regulation S) in the securities of the Issuer of the same class as the Notes, and the Issuer and its affiliates have complied with and will comply with the offering restrictions requirement of Regulation S under the Securities Act;

2.2.4	neither the Issuer nor any of its affiliates nor any person acting on its or their behalf has solicited or will solicit any offer to buy or sell the Notes by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act in connection with the offer and sale of the Notes in the United States; and

2.2.5	the Issuer is not, and after giving effect to the offering and sale of the Notes, will not be a company registered or required to be registered as an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

2.3	Manager’s compliance with United States securities laws

The Manager represents, warrants and undertakes to the Issuer that:

2.3.1	it has offered and sold the Notes, and will offer and sell the Notes (a) as part of their distribution at any time and (b) otherwise until the expiration of the distribution compliance period of 40 days after the later of the commencement of the offering and the Closing Date only in accordance with Rule 903 of Regulation S under the Securities Act;

2.3.2	at or prior to confirmation of sale of the Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, (a) as part of their distribution at any time or (b) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

2.3.3	it, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S under the Securities Act;

2.3.4	neither it, its affiliates nor any person acting on its or their behalf have engaged or will engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act with respect to the Notes;

2.3.5	neither it, its affiliates nor any person acting on its or their behalf, has solicited or will solicit any offer to buy or sell the Notes by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act in connection with the offer and sale of the Notes in the United States; and

2.3.6	it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Notes, except with its affiliates or with the prior written consent of the Issuer.

2.4	Manager’s compliance with United States Treasury regulations

The Manager represents, warrants and undertakes to the Issuer that:

2.4.1	Except to the extent permitted under United States Treasury Regulation §1.163-5(c)(2)(i)(D) (the “D Rules”):

(a)	it has not offered or sold, and until the expiration of a restricted period of 40 days from the earlier of the commencement of the offering or the Closing Date will not offer or sell, any Notes to a person who is within the United States or its possessions or to a United States person; and

(b)	it has not delivered and will not deliver in definitive form within the United States or its possessions any Notes sold during the restricted period;

2.4.2	it has, and throughout the restricted period will have, in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Notes are aware that the Notes may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

2.4.3	if it is a United States person, it is acquiring the Notes for the purposes of resale in connection with their original issuance and, if it retains Notes for its own account, it will only do so in accordance with the requirements of United States Treasury Regulation §1.163-5(c)(2)(i)(D)(6);

2.4.4	with respect to each affiliate of the Manager that acquires Notes from the Manager for the purpose of offering or selling such Notes during the restricted period, the Manager repeats and confirms for the benefit of the Issuer the representations, warranties and undertakings contained in Paragraphs 2.4.1, 2.4.2 and 2.4.3 on such affiliate’s behalf; and

2.4.5	the Manager represents and agrees that it has not entered and will not enter into any contractual arrangement with a distributor (as that term is defined for purposes of the D Rules) with respect to the distribution of Notes, except with its affiliates or with the prior written consent of the Issuer.

2.5	Interpretation

Terms used in Paragraph 2.1, 2.2 and 2.3 above have the meanings given to them by Regulation S under the Securities Act. Terms used in Paragraph 2.4 above have the meanings given to them by the United States Internal Revenue Code of 1986, as amended, and regulations under this Agreement, including the D Rules.

3.	UNITED KINGDOM

The Manager represents, warrants and undertakes to the Issuer that:

3.1	No offer to public: it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiry of a period of six months from the Closing Date, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended) or the FSMA;

3.2	Financial promotion: it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

3.3	General compliance: it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

4.	IRELAND

The Manager represents to and agrees with the Issuer that:

4.1	Except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act, 1963 (as amended) of Ireland (the “1963 Act”), it has not offered or sold and will not offer or sell any Notes in Ireland or elsewhere (a) in the case of Notes to be listed on the Stock Exchange, by means of any document prior to application for listing of the Notes being made and the Stock Exchange having approved the relevant listing particulars in accordance with the European Communities (Stock Exchange) Regulations 1984 (as amended) of Ireland (the “1984 Regulations”) and thereafter by means of any document other than (i) the relevant listing particulars (as amended, supplemented or varied from time to time) and/or (ii) a form of application issued in connection with the Notes which indicates where the relevant listing particulars can be obtained or inspected or which is issued with the relevant listing particulars and (b) in the case of Notes which are not to be listed on the Stock Exchange, by means of any document otherwise than in compliance with the provisions of Part III of the 1963 Act.

4.2	It has complied with and will comply with (a) in the case of Notes to be listed on the Stock Exchange, all applicable provisions of the 1963 Act and the 1984 Regulations, and (b) in the case of Notes which are not to be listed on the Irish Stock Exchange, all applicable provisions of the 1963 Act with respect to anything done by it in relation to the Notes in, from or otherwise involving Ireland.

4.3	It has not made and will not make any offer or any other Notes which would require a prospectus to be issued under the European Communities (Transferable Securities and Stock Exchange) Regulations 1992 of Ireland.

4.4	To the extent applicable, it will not underwrite the issue of or place the Notes otherwise than in conformity with the provisions of the Investment Intermediaries Act, 1995 (as amended) of Ireland, including, without limitation, Sections 9, 23 (including any advertising restrictions made thereunder) and Section 37 (including any codes of conduct issued thereunder) the provisions of the Investor Compensation Act, 1998 of Ireland, including, without limitation, Section 21.

5. NETHERLANDS/GLOBAL

All Notes (including rights representing an interest in a Note in global form) may only be offered anywhere in the world in accordance with the following conditions:

5.1	such Notes shall upon the Closing Date have a denomination of at least EUR 500,000 (or the equivalent in another currency);

5.2	all purchasers of Notes issued directly to such purchasers or issued in circumstances where the Issuer is reasonably aware of their identity (such as the Manager) at the time of issue of such Notes must qualify as professional market parties within the meaning of the Exemption Regulation and be identified as such by the Issuer on the issue date of such Notes in accordance with the Policy Rules; and

5.3	such Notes are held at the time of issue through a clearing system that is established in a European Economic Area member state, the United States, Japan, Australia, Canada or Switzerland in which securities can only be held through a licensed bank or securities firm.

SCHEDULE 4

DEFINITIONS AND INTERPRETATION

Part 1

Definitions

1. DEFINITIONS AND INTERPRETATION

“Account Banks” means the Issuer Account Bank and the Cash Pooling Account Bank;

“Ancillary Rights” means in relation to an Interest, all ancillary rights, accretions and supplements to such Interest, including any guarantees or indemnities in respect of such Interest;

“Assigned Rights” means in the case of the Borrower, the Benefit of the relevant Borrower Transaction Documents assigned or pledged to the Borrower Security Trustee (for itself and on behalf of the Borrower Secured Creditors, including the Issuer) by the Borrower in accordance with the Chargor Security Documents;

“Authorised Signatory” means: (i) in respect of a French Chargor, the chairman (président) or the manager (gérant), as the case may be, or duly authorised signatory; (ii) in respect of a Belgian Chargor, a manager (zaakvoerder / gérant) or duly authorised signatory; and (iii) in the case of any other company, a director, manager, managing director or duly authorised signatory of such company, and, in each case, such signatory shall (a) be authorised in accordance with such Chargor’s or company’s constitutional documents and/or applicable requirements of law to bind such Chargor or company and (b) in relation to certificates to be given by a Chargor, have the requisite knowledge to sign, or shall have made all reasonable enquiries in order to verify the contents of, the applicable certificate;

“Belgian Chargors” means the Chargors incorporated in Belgium;

“Belgian Mortgage Deed” means the Belgian law mortgage deed with respect to the Belgian Mortgaged Properties, dated on or about the Closing Date and made between the Belgian Chargors and the Borrower Security Trustee;

“Belgian Pledge of Cash Pooling Loans” means the Belgian law pledge agreement relating to the receivables payable to the Borrower in relation to the Cash Pool Loans payable by a Chargor to the Borrower, dated on or about the Closing Date and made between the Chargors (other than the Borrower, the English Chargors and the French Chargors) and the Borrower Security Trustee;

“Belgian Receivables Pledge” means a Belgian law pledge agreement relating to all the receivables of the Belgian Chargors including the receivables from customers at the Belgian Mortgaged Properties, its accounts and insurance receivables dated on or about the Closing Date and made between the Belgian Chargors and the Borrower Security Trustee;

“Belgian Security Documents” means each of:

(a)	the Belgian Mortgage Deed, the Belgian Share Pledge, the Belgian Receivables Pledge and the Belgian Pledge of Cash Pooling Loans;

(b)	each other document or instrument granted by a Belgian Chargor in favour of the Borrower Security Trustee (on behalf of the Borrower Secured Creditors) creating or evidencing the security for all or any part of the Chargor Secured Obligations; and

(c)	each other document designated a “Belgian Security Document” by the Borrower Security Trustee;

“Belgian Share Pledge” means the Belgian law pledge agreement in respect of shares held by the Borrower in the other Belgian Chargors, dated on or about the Closing Date and made between the Borrower and the Borrower Security Trustee;

“Benefit” means in respect of any Interest held, assigned, conveyed, transferred, charged, secured, sold or disposed of by any person:

(a)	all right, title, interest and benefit, present and future, actual and contingent (and interests arising in respect thereof) of such person in, to, under and in respect of such Interest and all Ancillary Rights in respect of such Interest;

(b)	all monies and proceeds payable or to become payable under, in respect of, or pursuant to such Interest or its Ancillary Rights and the right to receive payment of such monies and proceeds and all payments made including, in respect of any bank account, all sums of money which may at any time be credited to such bank account together with all interest accruing from time to time on such money and the debts represented by such bank account;

(c)	the benefit of all covenants, undertakings, representations, warranties and indemnities in favour of such person contained in or relating to such Interest or its Ancillary Rights;

(d)	the benefit of all powers of and remedies for enforcing or protecting such person’s right, title, interest and benefit in, to, under and in respect of such Interest or its Ancillary Rights, including the right to demand, sue for, recover, receive and give receipts for proceeds of and amounts due under or in respect of or relating to such Interest or its Ancillary Rights; and

(e)	all items expressed to be held on trust for such person under or comprised in any such Interest or its Ancillary Rights, all rights to deliver notices and/or take such steps as are required to cause payment to become due and payable in respect of such Interest and its Ancillary Rights, all rights of action in respect of any breach of or in connection with any such Interest and its Ancillary Rights and all rights to receive damages or obtain other relief in respect of such breach;

“Borrower Corporate Certificate” means the corporate certificate of the Borrower dated the Closing Date:

(a)	certifying that the attached copies of the constitutional documents are true, correct, complete, up to date and in full force and effect; and

(b)	attaching a list of names, titles and specimen signatures of the persons authorised to sign the Transaction Documents to which the relevant Chargor is expressed to be a party and all documents and notices to be delivered thereto or in connection therewith on behalf of the relevant Chargor;

“Borrower Post-Enforcement Priority of Payments” means the provisions relating to the order of priority of payments set out in Schedule 2, Part 2 (Borrower Post-Enforcement Priority of Payments) of the Security Trust Deed;

“Borrower Secured Creditors” means:

(a)	the Borrower Security Trustee;

(b)	the Issuer;

(c)	the Currency Swap Counterparty;

(d)	the Cash Administrator;

(e)	any Receiver appointed under the Chargor Security Documents; and

(f)	any such other creditor who may accede to the Security Trust Deed and the Subordination Deed from time to time in accordance with the terms thereof and is designated as a Borrower Secured Creditor;

“Borrower Secured Obligations” means the aggregate of all obligations, monies and liabilities incurred (including, for the avoidance of doubt, pursuant to any additional term advances made under the Issuer/Borrower Facility Agreement) and whether incurred jointly or severally with one or more Chargor(s) and whether as principal or as surety or in some other capacity, which from time to time are or may become due, owing or payable by the Borrower to the Borrower Security Trustee or any of the other Borrower Secured Creditors under any of the Borrower Transaction Documents to which the Borrower is a party and any other party detailed in the Borrower Post-Enforcement Priority of Payments;

“Borrower Security Trustee” means Citigroup Trustee Company Limited a limited liability company incorporated in England and Wales and having its registered office at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB as security trustee for the Borrower Secured Creditors, or such other entity or entities appointed as security trustee for the Borrower Secured Creditors from time to time, subject to and in accordance with the terms of the Security Trust Deed;

“Borrower Solvency Certificate” means a solvency certificate issued by the Borrower on the Closing Date certifying that the Borrower is solvent and that after the entry into the Borrower Transaction Documents it shall remain solvent;

“Borrower Transaction Documents” means each or any of:

(a)	the Issuer/Borrower Facility Agreement;

(b)	the Security Trust Deed;

(c)	the Currency Swap Agreement;

(d)	the Swap Guarantee provided by the Currency Swap Guarantor;

(e)	the Chargor Security Documents;

(f)	the Cash Pooling Account Bank Agreement;

(g)	the Cash Pooling Loan and Cash Administration Agreement;

(h)	the Securitisation Group Intercompany Loan Agreement;

(i)	the Non-Securitisation Group Intercompany Loan Agreement;

(j)	the Tax Deed of Covenant;

(k)	the Subscription Agreement;

(l)	the Master Framework Agreement; and

(m)	any other agreement, instrument or deed designated as such by the Chargors and the Borrower Security Trustee;

“Business Day” means a day (excluding Saturdays and Sundays) on which commercial banks are generally open for business in London and Brussels and the Trans-European Automated Real-time Gross Settlement Express Transfer system is open for settlement of payments in euro;

“Cash Administrator” means Shurgard Self Storage SCA, a limited liability partnership with a share capital (Société en commandite par actions/commanditaire vennootschap op aandelen) established under the laws of Belgium having its registered office at 48 Quai du Commerce, 1000 Brussels and registered on the Register of Legal Entities under Enterprise Number 0454.057.394 in its capacity as Cash Administrator for the Chargors and the Issuer, or such other entity or entities appointed as Cash Administrator for the Chargors and the Issuer from time to time, subject to and in accordance with the terms of the Cash Pooling and Cash Administration Agreement (in the case of the Chargors) or the Issuer Cash Administration Agreement (in the case of the Issuer) ;

“Cash Pooling Account Bank” means Bank of America, N.A. acting through its branch at 26 Elmfield Road, Bromley, BR1 1WA, as cash pooling account bank under the Cash Pooling Account Bank Agreement, or such other entity or entities appointed as Cash Pooling Account Bank from time to time, subject to and in accordance with the terms of the Cash Pooling Account Bank Agreement;

“Cash Pooling Account Bank Agreement” means the cash pooling account bank agreement dated on or about the Closing Date and made between the Cash Pooling Account Bank, each Main OpCo, the Borrower Security Trustee, the Borrower and the Cash Administrator;

“Cash Pooling Loan and Cash Administration Agreement” means the agreement so named, dated on or about the Closing Date and made between the Borrower and the other Chargors, the Cash Administrator, and the Borrower Security Trustee;

“Central Chargor Accounts” means each account (not being a Store Account) in the name of the Main OpCo in a Relevant Jurisdiction held with a bank other than Bank of America N.A., or an affiliate of Bank of America N.A. in a Relevant Jurisdiction into which cash is swept from the Store Accounts in such Relevant Jurisdiction in accordance with the Cash Pooling Loan and Cash Administration Agreement and which, as at the Closing Date, are listed in Schedule 8, Part B (Account Details) of the Cash Pooling Account Bank Agreement and which are held with an Eligible Bank;

“Certificates of Title” means each of the certificates of title prepared in respect of the Mortgaged Properties and: prepared by McGuire Woods and dated 20 September 2004 in respect of the Belgian Mortgage Properties; prepared by Kromann Reumert and dated 20 September 2004 in respect of the Danish Mortgage Properties; prepared by Lexence N.V. and dated 20 September 2004 in respect of the Dutch Mortgage Properties; prepared by Dechert LLP and dated 20 September 2004 in respect of the English Mortgage Properties; prepared by Hughes, Hubbard & Reed LLP and dated 20 September 2004 in respect of the French Mortgage Properties; prepared by Advokatfirman Vinge KB and dated 20 September 2004 in respect of the Swedish Mortgage Properties;

“Charged Property” means the property, assets, rights and undertaking of each Chargor that are the subject of the Security Interests created in or pursuant to the Chargor Security Documents;

“Chargor Corporate Certificate” means the corporate certificate of each Chargor dated the Closing Date:

(a)	certifying that the attached copies of the constitutional documents are true, correct, complete, up to date and in full force and effect; and

(b)	attaching a list of names, titles and specimen signatures of the persons authorised to sign the Transaction Documents to which the relevant Chargor is expressed to be a party and all documents and notices to be delivered thereto or in connection therewith on behalf of the relevant Chargor;

“Chargor Secured Obligations” means, in relation to a Chargor (other than in the case of the Borrower), the aggregate of all obligations, monies and liabilities

(including any liability under the Guarantees) whether present or future, actual or contingent and whether incurred by such Chargor jointly or severally with one or more other Chargor(s) and whether as principal or as surety or in some other capacity, which from time to time are or may become due, owing or payable by such Chargor to the Borrower Security Trustee under any of the Borrower Transaction Documents to which such Chargor is a party;

“Chargor Security Documents” means the Security Trust Deed, the Belgian Security Documents, the Danish Security Documents, the Dutch Security Documents, the English Security Documents, the French Security Documents and the Swedish Security Documents, any other documents or instrument granted by a Chargor in favour of the Borrower Security Trustee creating or evidencing a Security Interest for all or any part of the Chargor Secured Obligations and/or Borrower Secured Obligations, each Subordination and Intercreditor Deed and any other agreement, instrument or deed designated as such by a Chargor and the Borrower Security Trustee;

“Chargor Solvency Certificate” means a solvency certificate issued by each Chargor on the Closing Date certifying that such Chargor is solvent and that after the entry into the Transaction Documents they shall remain solvent;

“Class A Definitive Notes” means any Class A Notes issued in definitive bearer form;

“Class B Definitive Notes” means any Class B Notes issued in definitive bearer form;

“Class C Definitive Notes” means any Class C Notes issued in definitive bearer form;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Closing Date” means 15 October 2004 (or such later date as may be agreed between the Issuer and the Manager);

“Common Depositary” means Citibank, N.A. acting through its branch at 5 Carmelite Street, London EC4Y 0PA, or such other entity or entities appointed as Common Depositary for the Notes from time to time, subject to and in accordance with the Conditions;

“Companies Act” means the Companies Act 1985;

“Conditions” means the terms and conditions of the Notes as scheduled to the Trust Deed as the same may be modified in accordance with the Trust Deed, and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof;

“Coupons” has the meaning given to it in Condition 2(c) (Form, Denomination and Title);

“Credit Agreement” means the term and revolving credit agreement dated 11 October 1999 (as amended from time to time) and made between, inter alios, Shurgard Self Storage SCA, Credit Suisse First Boston, Banca Intesa Commerciale Italiana S.P.A. and Citibank International plc, Belgium Branch;

“Currency Swap Agreement” means the currency rate swap agreement together with any confirmation thereunder entered into on or before the Closing Date (and any replacement currency rate swap agreement(s)) between the Borrower and the Currency Swap Counterparty entered into in order to hedge the Borrower’s currency exposure in relation to the movement of pounds Sterling, Danish krone and Swedish krona against the Euro;

“Currency Swap Counterparty” means Citigroup Global Markets Limited, a private limited liability company incorporated under the laws of England and Wales with registered number 1763297 and whose registered office is at Citigroup Centre, 33 Canada Square, Canary Wharf, London, E14 5LB as currency swap counterparty under the Currency Swap Agreement, which expression shall include any permitted replacement or other swap counterparty with which the Borrower enters into any Currency Swap Agreement;

“Currency Swap Guarantor” means Citigroup Global Markets Holdings Inc., acting through its office at 388 Greenwich Street, New York, New York 10013, as guarantor of the obligations of Citigroup Global Markets Limited acting in its capacity as Currency Swap Counterparty under the Currency Swap Agreement, which expression shall also include any other guarantor of the obligations of the Currency Swap Counterparty under the Currency Swap Agreement;

“Danish Account Pledge” means the Danish law pledge of the bank accounts held by a Danish Chargor, dated on or about the Closing Date and made between the relevant Danish Chargor and the Borrower Security Trustee;

“Danish Assignment of Receivables” means the Danish law assignment of certain receivables owned by the Danish Chargors, dated on or about the Closing Date and made between the Danish Chargors and the Borrower;

“Danish Chargors” means the Chargors incorporated in Denmark;

“Danish Mortgage Deeds” means the Danish law mortgage deeds with respect to the Danish Mortgaged Properties, dated on or about the Closing Date and made between the relevant Danish Chargor and the Borrower Security Trustee;

“Danish Mortgage Deed Pledges” means the Danish law pledges of a Danish Mortgage Deeds, dated on or about the Closing Date and made between the relevant Danish Chargor and the Borrower Security Trustee;

“Danish Pledge of Intra-Group Leases” means the Danish law pledge of interests in the Intra-Group Leases held by the Danish Chargors with the Danish OpCo, dated on or about the Closing Date and made between such Danish Chargors and the Borrower Security Trustee;

“Danish Security Documents” means each of:

(a)	the Danish Mortgage Deeds, the Danish Share Pledges, the Danish Account Pledge, the Danish Assignment of Receivables, the Danish Mortgage Deed Pledges and the Danish Pledge of Intra-Group Leases;

(b)	each other document or instrument granted by a Danish Chargor in favour of the Borrower Security Trustee (on behalf of the Borrower Secured Creditors) creating or evidencing the security for all or any part of the Chargor Secured Obligations; and

(c)	each other document designated a “Danish Security Document” by the Borrower Security Trustee;

“Danish Share Pledges” means the two Danish law share pledges, each dated on or about the Closing Date and made between either Shurgard Denmark ApS or the Borrower and, in each case, with the Borrower Security Trustee and relating to such Chargor’s shares in Shurgard Denmark ApS or the other Danish Chargors, respectively;

“Definitive Notes” means the Class A Definitive Notes, the Class B Definitive Notes and the Class C Definitive Notes;

“Disclosure Letter” means the letter dated the Closing Date from the Chargors and addressed to, inter alios, the Borrower Security Trustee in connection with representations and warranties to be made by the Chargors pursuant to the Issuer/Borrower Facility Agreement;

“Dispute” means any dispute arising out of or in connection with any Transaction Document (including a dispute regarding the existence, validity or termination of the Transaction Document or the consequences of its nullity);

“Dutch Account Pledge” means the Dutch law pledge over the bank accounts held by the Dutch Chargors, dated on or about the Closing Date and made between the Dutch Chargors and the Borrower Security Trustee;

“Dutch Chargors” means the Chargors incorporated in The Netherlands;

“Dutch Mortgage Deed” means the Dutch law mortgage deed in relation to the Dutch Mortgaged Properties dated on or about the Closing Date and made between the relevant the Dutch Chargors and the Borrower Security Trustee;

“Dutch Pledge of Customer Receivables” means the Dutch law pledge of customer receivables of the Dutch Chargors including rental income, dated on or about the Closing Date and made between the Dutch Chargors and the Borrower Security Trustee;

“Dutch Pledge of Insurance Receivables” means the Dutch law pledge of insurance receivables held by the Dutch Chargors dated on or about the Closing Date and made between the Dutch Chargors and the Borrower Security Trustee;

“Dutch Pledge of Intercompany Loans and Cash Pooling Loans” means the Dutch law pledge of intercompany loan receivables and cash pooling loan receivables of the Dutch Chargors and the French Main OpCo, dated on or about the Closing Date and made between the Dutch Chargors and the Borrower Security Trustee;

“Dutch Pledge of Tangible Assets” means the Dutch law pledge of tangible assets of the Dutch Chargors, dated on or about the Closing Date and made between the Dutch Chargors and the Borrower Security Trustee;

“Dutch Security Documents” means:

(a)	the Dutch Mortgage Deed, the Dutch Share Pledges, the Dutch Account Pledge, the Dutch Pledge of Customer Receivables, the Dutch Pledge of Insurance Receivables, the Dutch Pledge of Intercompany Loans and Cash Pooling Loans and the Dutch Pledge of Tangible Assets;

(b)	each other document or instrument granted by a Dutch Chargor in favour of the Borrower Security Trustee (on behalf of the Borrower Secured Creditors) creating or evidencing the security for all or any part of the Chargor Secured Obligations; and

(c)	each other document designated a “Dutch Security Document” by the Borrower Security Trustee;

“Dutch Share Pledges” means a Dutch law pledge of shares held by Shurgard Nederland B.V. in the other Dutch Chargors, dated on or about the Closing Date and made between Shurgard Nederland B.V. and the Borrower Security Trustee and a pledge by the Borrower over the Shares it holds in Shurgard Nederland B.V., dated on or about the Closing Date and made between the Borrower and the Borrower Security Trustee;

“Eligible Bank” means an institution authorised to conduct banking business under the law of the countries in which it is incorporated and in which it conducts its banking business and whose short term unsecured, unsubordinated and unguaranteed debt obligations of which are rated the Minimum Short-Term Ratings, or, in the case of an institution with which a Store Account is held or to be held, at least A-1 by S&P and F-1 by Fitch;

“English Chargors” means the Chargors incorporated in England;

“English Deed of Charge” means the English law deed of charge dated on or about the Closing Date and made between the English Chargors, the Borrower and the Borrower Security Trustee;

“English Security Documents” means each of:

(a)	the English Deed of Charge;

(b)	the Security Trust Deed;

(c)	each power of attorney governed by English law executed and delivered by the Chargors pursuant to the terms of any Borrower Security Document; and

(d)	each other document or instrument granted by an English Chargor in favour of the Borrower Security Trustee (on behalf of the Borrower Secured Creditors) creating or evidencing the security for all or any part of the Chargor Secured Obligations; and

(e)	each other document designated an “English Security Document” by the Borrower Security Trustee;

“EUIR” means Council Regulation (EC) No 1346/2000;

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System;

“Euro 100 Loan” means the loan agreements in relation to the loans of Euro 100 by the Issuer to each English Chargor and made between the relevant English Chargor, the Issuer and the Borrower Security Trustee, dated on or about the Closing Date;

“Excess Properties” means the properties specified in Schedule 9 (Excess Properties) of the Issuer/Borrower Facility Agreement;

“Exemption Regulation” means the exemption regulation under the Dutch act on the supervision of credit institutions 1992 (Wet toezicht kredietwezen 1992, as amended: the “Wtk”) dated 26 June 2002 (Vrijstellingsregeling Wtk 1992, as amended)

“Extraordinary Resolution” has the meaning given to it in Schedule 5 (Provisions for Meetings of Noteholders) of the Trust Deed;

“Final Discharge Date” means:

(i)	in relation to the Issuer, the date on which the Trustee is satisfied that all the Issuer Secured Obligations have been paid or discharged in full; and

(ii)	in relation to the Chargors, the date upon which the Borrower Security Trustee is satisfied that all the Borrower Secured Obligations and Chargor Secured Obligations have been paid or discharged in full;

“Financial Statements” means the audited financial statements of the Borrower and the related auditors’ reports for its financial year ended 31 December 2003;

“Fitch” means Fitch Ratings Limited or any successor to its ratings business;

“Foundation” means Stichting Self-Storage Securitisation, a foundation established under the laws of The Netherlands on 8 June 2004 and whose registered office is at Parnassustoren, Locatellikade 1, 1076 AZ, Amsterdam, The Netherlands;

“French Account Pledge” means the French law pledge agreement granted by the French Chargors in relation to their bank accounts, dated on or about the Closing Date and made between the French Chargors and the Borrower Security Trustee;

“French Chargors” means each Chargor incorporated in France;

“French Delegation of Insurance Proceeds Agreement” means the French law agreement with respect to a délégation of insurance proceeds owed to the French Chargors, dated on or about the Closing Date and made between the French Chargors, Axa France and the Borrower Security Trustee;

“French Mortgage Deed” means the French law mortgage deed in relation to the French Mortgaged Properties, each dated on or about the Closing Date and made between the relevant French Chargor and the Borrower Security Trustee;

“French OpCo Pledge of Income Receivables” means the French law pledge of income receivables of the French OpCo, dated on or about the Closing Date and made between the French OpCo and the Borrower Security Trustee;

“French Pledge of Intercompany Loans” means the French law pledge of contractual rights of the French Chargors under the Intercompany Loans made to such Chargors, dated on or about the Closing Date and made between the French Chargors and the Borrower Security Trustee;

“French Pledges of Goodwill” means the French law pledges of goodwill of Shurgard France SAS and Shurgard Méditerranée SAS, dated on or about the Closing Date and made between the French Chargors and the Borrower Security Trustee;

“French Pledges of Income Receivables” means the French PropCo Pledge of Income Receivables and the French OpCo Pledge of Income Receivables;

“French PropCo Pledge of Income Receivables” means the French law pledge of income receivables made by the French PropCos of the rental income under their Intra-Group Leases, dated on or about the Closing Date and made between the French PropCos and the Borrower Security Trustee;

“French Security Documents” means each of:

(a)	the French Mortgage Deed, the French Share Pledges, the French Account Pledge, the French Pledges of Income Receivables, the French Delegation of Insurance Proceeds Agreement, the French Pledge of Intercompany Loans and the French Pledges of Goodwill;

(b)	each other document or instrument granted by a French Chargor in favour of the Borrower Security Trustee (on behalf of the Borrower Secured Creditors) creating or evidencing the security for all or any part of the Chargor Secured Obligations; and

(c)	each other document designated a “French Security Document” by the Borrower Security Trustee;

“French Share Pledges” means the three French law share pledges dated on or about the Closing Date and made between, respectively (i) Shurgard Méditerranée SAS, Shurgard France SAS and the Borrower Security Trustee in respect of the shareholding of Shurgard Méditerranée SAS and Shurgard France SAS in Shurgard Investissement 1 SNC (ii) Imoganco BVBA and the Borrower Security Trustee in respect of the shareholdings of Imoganco BVBA in the other French Chargors, except Shurgard Investissement 1 SNC and (iii) the Borrower and the Borrower Security Trustee in respect of the shareholdings of the Borrower in the other French Chargors except Shurgard Investissement 1 SNC;

“FSMA” means the Financial Services and Markets Act 2000;

“Global Notes” means all of the Temporary Global Notes and the Permanent Global Notes or the Temporary Global Note and the Permanent Global Note of a particular class and “Global Note” means any Temporary Global Note or Permanent Global Note, as the context may require;

“Governmental Authority” means any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

“Guarantees” means the guarantees given by the Chargor in favour of the Issuer and the Borrower Security Trustee pursuant to Clause 23 (Guarantee and Indemnity) of the Issuer/Borrower Facility Agreement;

“Initial Mortgaged Property” means the Mortgaged Properties charged by the Chargor in favour of the Borrower Security Trustee on or about the Closing Date and listed in Schedule 8 (Initial Mortgaged Properties) to the Issuer/Borrower Facility Agreement;

“Initial Term Advance” means any advance made under an Initial Term Facility;

“Initial Term Facility” means a term facility granted by the Issuer to the Borrower on the Closing Date pursuant to Clause 2.1 (Initial Term Facilities) of the Issuer/Borrower Facility Agreement;

“Insolvency Act” means the Insolvency Act 1986;

“Insolvency Event” means, with respect to the Issuer:

(a)	a conservatory attachment (conservatoir beslag) or an executory attachment (executoriaal beslag) on any major part of the Issuer’s assets is made and not discharged or released within a period of thirty (30) days; or

(b)	any order by any competent court or other authority or a resolution passed for the dissolution or winding-up of the Issuer or for the appointment of a liquidator (curator) or administrator (bewindvoerder) of the Issuer or of all or substantially all of its assets; or

(c)	an assignment for the benefit of, or the entering into of any general assignment (akkoord) with, its creditors; or

(d)	the Issuer files a petition for a suspension of payments (surséance van betaling) or for bankruptcy (faillissement) or is declared bankrupt (failliet), or special measures (bijzondere voorzieningen) in the interests of all creditors as referred to in Chapter X of the Act on the Supervision of the Credit System 1992 (Wet toezicht kredietwezen 1992) are imposed upon the Issuer; or

(e)	any corporate action, legal proceedings or other procedure or step is taken in relation to the appointment of an Insolvency Official in relation to the Issuer;

or, with respect to any Chargor any of the events set out at Clauses 22.1.11 to 22.1.15 (inclusive) of the Issuer/Borrower Facility Agreement occur.

“Insolvency Official” means, in respect of the Issuer, a liquidator (curator), an administrator (bewindvoerder) or similar officer, and in respect of any other company, a liquidator, provisional liquidator, administrator (curator), administrative receiver, receiver or manager, compulsory or interim manager, nominee, supervisor, trustee, conservator, judicial receiver (administrateur), guardian or other similar officer in respect of such company or in respect of any arrangement, compromise or composition with any creditors or any equivalent or analogous officer under the law of any jurisdiction;

“Intellectual Property Rights” means copyright, patents, database rights and rights in know-how, trade marks, get-up and the theme and formatting of trading outlets, and registered designs and design rights (each whether registered or unregistered), applications for registration and the right to apply for registration for any of the foregoing, and all other intellectual property rights and equivalent or similar forms of protection existing anywhere in the world;

“Intercompany Bonds” means the bonds issued by the Borrower to Shurgard Inc. under a subscription agreement dated 27 May 2002 in the principal amount of US$50,000,000 and any further bonds issued pursuant to such subscription agreement for any reason whatsoever;

“Intercompany Loan” means such loans made between members of the Securitisation Group and governed by the terms of the Securitisation Group Intercompany Loan Agreement;

“Interest” means any asset, agreement, bank account, property or right;

“Interest Rate Swap Agreement” means the interest rate swap agreement together with any confirmations thereunder entered into on or before the Closing Date (and any replacement interest rate swap agreement(s) or other agreements) between the Issuer and the Interest Rate Swap Counterparty entered into in order to hedge the Issuer’s interest rate exposure in relation to the floating rate of interest due under each Class of Notes issued on the Closing Date and also includes each interest rate swap agreement entered into between the Issuer and an interest rate swap counterparty to hedge the Issuer’s exposure in relation to the floating rate of interest due with respect to any Additional Notes with a floating rate of interest;

“Interest Rate Swap Counterparty” means Citigroup Global Markets Limited a private limited liability company incorporated under the laws of England and Wales with registered number 1763297 and whose registered office is at Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB, as interest rate swap counterparty under the Interest Rate Swap Agreement, which expression shall include any permitted replacement or other swap counterparty with which the Issuer enters into any Interest Rate Swap Agreement;

“Interest Rate Swap Guarantor” means Citigroup Global Markets Holdings Inc., acting through its office at 388 Greenwich Street, New York, New York 10013, as guarantor of the obligations of Citigroup Global Markets Limited acting in its capacity as Interest Rate Swap Counterparty under the Interest Rate Swap Agreement, which expression shall include any other guarantor of the obligations of the Interest Rate Swap Counterparty under the Interest Rate Swap Agreement;

“Intra-Group Lease” means a Lease granted pursuant to an intra-group lease agreement (contrat de bail) or a management lease agreement (contrat de location-gérance) and made between one Chargor and another;

“Investor Presentation” means the presentation attached hereto as Schedule 7 (Investor Presentation);

“Issue Price” means:

(a)	in respect of the Class A Notes, 100 per cent. of the initial principal amount outstanding of such Notes;

(b)	in respect of the Class B Notes, 100 per cent. of the initial principal amount outstanding of such Notes; and

(c)	in respect of the Class C Notes, 100 per cent. of the initial principal amount outstanding of such Notes;

“Issuer Account Bank” means Bank of America, N.A., acting through its London branch, as account bank on behalf of the Issuer or such other entity or entities appointed as Issuer Account Bank from time to time, subject to and in accordance with the terms of the Issuer Account Bank Agreement;

“Issuer Account Bank Agreement” means the account bank agreement dated on or about the Closing Date and made between the Issuer Account Bank, the Issuer, the Cash Administrator and the Trustee;

“Issuer/Borrower Facility Agreement” means the secured facility agreement dated on or about the Closing Date and made between the Issuer, the Chargors, the Cash Administrator and the Borrower Security Trustee;

“Issuer Cash Administration Agreement” means the cash administration agreement dated on or about the Closing Date and made between the Issuer, the Trustee and the Cash Administrator;

“Issuer Corporate Certificate” means a certificate in, or substantially in, the form of the document so named set out in the Signing and Closing Agenda;

“Issuer Deed of Charge” means the deed of charge dated on or about the Closing Date and made between, inter alios, the Issuer, the Liquidity Facility Provider, the Interest Rate Swap Counterparty, the Cash Administrator, the Issuer Account Bank, the Paying Agents, the Agent Bank and the Trustee and includes, where the context so admits, any deed or other document expressed to be supplemental thereto or any amendments or modifications made thereto;

“Issuer Priority of Payments” means the provisions relating to the order of priority of payments set out in Schedule 2 (Issuer Post-Enforcement Priority of Payments) of the Issuer Deed of Charge and/or after the delivery of a Note Enforcement Notice to the Issuer by the Trustee, means the provisions relating to the order of priority of payments from the Issuer Accounts set out in Schedule 1 (Issuer Pre-Enforcement Priority of Payments) to the Issuer Deed of Charge;

“Issuer Secured Creditors” means:

(a)	the Trustee (for itself and for and on behalf of the Noteholders);

(b)	the Liquidity Facility Provider;

(c)	the Interest Rate Swap Counterparty;

(d)	the Paying Agents;

(e)	the Agent Bank;

(f)	any Receiver appointed under the Issuer Deed of Charge; and

(g)	such other creditor who may be a party to, or accede to, the terms of the Issuer Deed of Charge from time to time in accordance with the terms thereof and is designated an Issuer Secured Creditor;

“Issuer Secured Obligations” means the aggregate of all monies and Liabilities which from time to time are or may become due, owing or payable by the Issuer to each of the Issuer Secured Creditors under the Notes (including, for the avoidance of doubt, any Additional Notes) or any of the Issuer Transaction Documents and any other party pursuant to the Issuer Priorities of Payments;

“Issuer Security” means the Security Interests created by the Issuer under the Issuer Security Documents in favour of the Trustee;

“Issuer Security Documents” means:

(a)	the Issuer Deed of Charge;

(b)	any power of attorney executed and delivered by the Issuer pursuant to the terms of any Issuer Security Document; and

(c)	any other document or instrument granted in favour of the Trustee (on behalf of the Issuer Secured Creditors) creating or evidencing the security for all or any part of the Issuer Secured Obligations;

“Issuer Solvency Certificate” means a solvency certificate issued by the Issuer on the Closing Date certifying that the Issuer is solvent and that after the entry into the Issuer Transaction Documents it shall remain solvent;

“Issuer Transaction Account” means the euro denominated account known as “Issuer Transaction Account” and held in the name of the Issuer and maintained with Bank of America, N.A. operating out of its branch at 26 Elmsfield Road, Bromley, BR1 1WA pursuant to the Issuer Account Bank Agreement and having an account number and sort code to be notified to the Manager on or prior to the Closing Date by the Issuer or such other account as may be opened in accordance with the Issuer Transaction Documents at a bank which is an Eligible Bank in replacement of such account;

“Issuer Transaction Documents” means the:

(a)	Issuer/Borrower Facility Agreement;

(b)	Issuer Deed of Charge;

(c)	Security Trust Deed;

(d)	Issuer Account Bank Agreement;

(e)	Issuer Cash Administration Agreement;

(f)	Management Agreement;

(g)	Liquidity Facility Agreement;

(h)	Agency Agreement;

(i)	Trust Deed;

(j)	Subscription Agreement;

(k)	Interest Rate Swap Agreement;

(l)	Swap Guarantee provided by the Interest Rate Swap Guarantor;

(m)	Tax Deed of Covenant; and

(n)	Master Framework Agreement;

“Joint Venture” means any business activity carried on pursuant to an arrangement between two or more parties, whether through an incorporated or unincorporated entity (such as a partnership or contractual arrangement) where the parties are required to contribute capital in some form to the activity or where the parties share profits and/or losses arising from such activity;

“Lease” means any present or future lease, underlease, sub-lease, licence, agreement, option, tenancy or right to occupy in each case howsoever described whether on a fixed term or periodic basis governing the use or occupation of any freehold, heritable or leasehold property or any part of it including any lease, management agreement (contrat de location-gérance) for any Mortgaged Property situated in France;

“Letter of Undertaking” means the letter of undertaking dated on or about the Closing Date and made between, inter alios, the Issuer and the Managing Director;

“Liabilities” means, in respect of any person, any losses, damages, costs, charges, awards, claims, demands, expenses, judgments, decrees, actions, proceedings or other liabilities whatsoever including legal fees and any Taxes and penalties incurred by that person together with any VAT charged or chargeable in respect of any of the sums referred to in this definition;

“Liquidity Facility Agreement” means the liquidity facility agreement dated on or about the Closing Date and made between the Issuer, the Liquidity Facility Provider and the Trustee;

“Liquidity Facility Provider” means Barclays Bank PLC in its capacity as liquidity facility provider, acting through its office at 54 Lombard Street, London EC3P 3AH, or such other entity or entities appointed as liquidity facility provider(s) from time to time, subject to and in accordance with the terms of the Liquidity Facility Agreement;

“Listing Rules” means the rules applicable from time to time to obtaining and maintaining the Notes on the Official List of the Stock Exchange;

“Loan Event of Default” means any of the events specified in Clause 22.1 (Loan Events of Default) of the Issuer/Borrower Facility Agreement;

“Local Bank” means each bank with which the Local Bank Accounts are held;

“Local Bank Accounts” means the Store Accounts and the Central Chargor Accounts;

“Main OpCo” means, with respect to a Relevant Jurisdiction, the Chargor which is the principal operating company in such Relevant Jurisdiction and which employs the regional employees for that jurisdiction and, as at the Closing Date, are Shurgard Self Storage S.C.A, Shurgard Denmark ApS, Shurgard Storage Centres UK Limited, Shurgard France SAS, Shurgard Nederland B.V. and Shurgard Sweden AB;

“Management Agreement” means the management agreement between the Issuer and TMF Management B.V. pursuant to which TMF Management B.V. agrees to act as managing director of the Issuer;

“Master Framework Agreement” means a definitions and framework agreement dated on or about the Closing Date in relation to the Transaction Documents and made between, inter alios, the Issuer, the Chargors, the Borrower Security Trustee and the Trustee;

“Material Adverse Effect” will be any effect which:

(a)	is materially adverse to:

(i)	the ability of the Chargors (taken as a whole) to perform in a timely manner all or any of their financial obligations under any of the Borrower Transaction Documents; or

(ii)	the value of the assets of the Securitisation Group (taken as a whole) relative to the outstanding principal amount of the Term Advances and any other indebtedness under the Borrower Transaction Documents; or

(b)	results in any Borrower Transaction Document being not legal, valid and binding or not enforceable against any party thereto in any material respect or the security over the assets expressed to be secured thereby not being valid or enforceable in any material respect, as applicable;

“Materiality Overview Report” means each overview report on the corresponding Certificate of Title prepared by McGuire Woods and dated 20 September 2004 in respect of the Belgian Certificate of Title; prepared by Kromann Reumert and dated 20 September 2004 in respect of the Danish Certificate of Title; prepared by Lexence N.V. and Linklaters and dated 20 September 2004 in respect of the Dutch Certificate of Title; prepared by Linklaters and dated 20 September 2004 in respect of the English Certificate of Title; prepared by Hughes, Hubbard & Reed LLP and dated 20 September 2004 in respect of the French Certificate of Title; prepared by Advokatfirman Vinge KB and dated 20 September 2004 in respect of the Swedish Certificate of Title summarising the material findings of the corresponding Certificate of Title and addressed to, amongst others, the Manager, the Issuer, the Trustee, the Borrower and the Borrower Security Trustee;

“Minimum Short-Term Ratings” means the unsecured, unsubordinated and unguaranteed short term debt obligations of at least F-1+ by Fitch and at least A-1+ by S&P;

“Mortgaged Property” means (a) a freehold, leasehold or other property interest over which a Chargor has granted or will grant (upon execution of the relevant Chargor Security Document or supplementary deed) a first ranking legal mortgage or equivalent security (as applicable) pursuant to the terms of the Chargor Security Documents and (b) each of the five property interests held pursuant to commercial leases in respect of the properties at Södermalm, Paris Porte de Châtillon, Paris Gare de L’Est, Heemstede and Amersfoort (whether or not the same are capable of being mortgaged) but shall not include the Excess Properties;

“Most Senior Class of Notes” has the meaning given to it in the Conditions;

“Non-Securitisation Group Intercompany Loan Agreement” means the intercompany loan agreement dated on or about the Closing Date and made between certain companies not in the Securitisation Group, the Borrower and the Borrower Security Trustee.

“Note Event of Default” has the meaning given to it in Condition 11 (Note Events of Default);

“Notice” means any notice delivered under or in connection with this Agreement;

“Offering Circular” means the offering circular dated 11 October 2004 prepared in connection with the issue by the Issuer of the Notes and as the same may be amended or supplemented on or prior to the Closing Date;

“Official List” means the official list, admission to which is regulated by the Irish Stock Exchange Listing Rules for Specialist Securities Asset Backed Debt;

“OpCo” means a Chargor operating a Mortgaged Property (or the business in relation thereof) as lessee or lessee manager (locataire gérant) under an Intra-Group Lease and, as at the Closing Date, are Shurgard France SAS, Shurgard Denmark ApS and Shurgard Sweden AB;

“Potential Loan Event of Default” means any event which would become (with the passage of time, the giving of notice, the making of any determination under the Borrower Transaction Documents or any combination thereof) a Loan Event of Default;

“Potential Note Event of Default” means any event which would become (with the passage of time, the giving of notice, the making of any determination under the Issuer Transaction Documents or any combination thereof) a Note Event of Default;

“Preliminary Offering Circular” means the preliminary offering circular dated 20 September 2004 prepared in connection with the issue by the Issuer of the Notes;

“Proceedings” means any legal proceedings relating to a Dispute;

“PropCo” means each Chargor which is the owner of a Mortgaged Property leased under an Intra-Group Lease to an OpCo and, as at the Closing Date are Shurgard Real Estate ApS, Shurgard Roskilde ApS, Shurgard Hørsholm ApS, Shurgard Méditerranée SAS, Shurgard IDF Noisy SAS, Shurgard Lyon Gerland SAS, Shurgard IDF Chambourcy SAS, Shurgard Investissement 1 SNC, Shurgard Sweden Årstaberg KB, and Shurgard Storage Centers Sweden KB;

“Rating Agencies” means Fitch and S&P;

“Receiver” means any receiver, manager, receiver and manager or administrative receiver who (in the case of an administrative receiver) is a qualified person in accordance with the Insolvency Act and who is appointed by the Borrower Security Trustee under Clause 15 (Appointment of Receiver and Administrator) of the English Deed of Charge in respect of the whole or any part of the Charged Property or, as the case may be, by the Trustee under Clause 16 (Appointment and Removal of Receiver or Administrator) of the Issuer Deed of Charge in respect of the whole or any part of the property secured by the Issuer under the Issuer Deed of Charge;

“Regulation S” means Regulation S under the Securities Act;

“Regulatory Direction” means, in relation to any person, a direction or requirement of any governmental authority with whose directions or requirements such person is accustomed to comply;

“Relevant Information” means any information provided by the Issuer or the Chargors, as the case may be, to: (i) the Manager or its counsel in connection with (a) the preparation of the Preliminary Offering Circular, the Offering Circular or the transactions disclosed thereunder, (b) any presentation by the Manager to the Rating Agencies or investors or potential investors in the Notes, (c) any queries received from investors (or potential investors) in the Notes, by the Manager and passed to a Chargor by the Manager and/or (d) the data detailed in Schedule 6 (Input Data for Model) (being the data supplied by the Borrower to the Manager in a database file named “Database_16 AUG04.xls” in connection with the financial model used by the Manager) (ii) the Rating Agencies (directly or indirectly) in connection with the preparation of the Preliminary Offering Circular, the Offering Circular or the transactions disclosed thereunder, and/or (iii) the accountants preparing reports, opinions and/or comfort letters in connection with the issue of the Notes;

“Relevant Jurisdiction” means any or all of Belgium, England and Wales, France, Sweden, Denmark and The Netherlands as the context may require;

“Relevant Party” means the Manager or any affiliates of the Manager and any officers, director, employee or agent of the Manager or its affiliates and includes each person by whom each of them is controlled for the purposes of the Securities Act;

“Required Filings” means,

(a)	in respect of the Issuer:

(i)	the filing of the Offering Circular with the Registrar of Companies in Ireland and the Stock Exchange; and

(i)	the registration of a correctly completed Form 395 and an original executed copy of the Issuer Deed of Charge with the Registrar of Companies in England and Wales; and

(b)	in respect of the Borrower:

(i)	the registration of a correctly completed Form 395 and an original executed copy of the English Deed of Charge with the Registrar of Companies in England and Wales;

(ii)	the registration of the Belgian Mortgage Deed with the relevant mortgage registration offices (hypotheekkantoor/bureau des hypothèques);

(c)	in respect of each Belgian Chargor (other than the Borrower):

(i)	the registration of the Belgian Mortgage Deed with the relevant mortgage registration offices (hypotheekkantoor/bureau des hypothèques);

(ii)	the registration of the Belgian Share Pledge in the shareholders registers of the relevant Belgian Chargor whose shares are being pledged;

(d)	in respect of each Danish Chargor:

(i)	the relevant Danish Mortgage Deed to be registered in the Danish Land and Mortgage Register and the original to then be delivered to the Borrower Security Trustee;

(ii)	recording the relevant Danish Share Pledge in the shareholder register of each Danish Chargor whose shares are being pledge;

(iii)	the delivery of notices to the relevant account banks of the Dutch Account Pledge;

(iv)	the delivery of notices to the relevant insurer of the Danish Mortgage Deed;

(e)	in respect of each Dutch Chargor:

(i)	the registration of the Dutch Mortgage Deed with the relevant Dutch land registry (kadaster);

(ii)	the registration of the Dutch Share Pledges in the shareholder register of the relevant Dutch Chargor whose shares are being pledged;

(iii)	the registration of the Dutch Pledge of Tangible Assets with the relevant tax authorities (Belastingdienst); and

(iv)	the registration of the Dutch Pledge of Customer Receivables with the relevant tax authorities (Belastingdienst);

(f)	in respect of each English Chargor, the registration of a correctly completed Form 395 and an original executed copy of the English Deed of Charge with the Registrar of Companies in England and Wales;

(g)	in respect of each French Chargor:

(i)	the French Account Pledge to be registered with the French tax authorities and notified (signifié) by official process server (huissier) to the Local Bank or (as applicable) Cash Pooling Account Bank;

(ii)	the French Pledges of Goodwill to be registered with the French tax authorities and published at each court office of the relevant commercial court of the location of the main establishment (établissement principal) and of each secondary establishment (établissement secondaire) of the relevant French Chargor within 15 days of the date of execution;

(iii)	the French PropCo Pledge of Income Receivables to be registered with the French tax authorities and notified (signifié) by official process server (huissier) to the French OpCo;

(iv)	in respect of any French Share Pledges given by such Chargor:

(A)	the relevant Chargor giving the pledge (i) signing a short form declaration to be delivered to the Borrower Security Trustee (with a copy to the French Chargor whose shares are pledged) and in the case of a “Société par Actions Simplifiée” (ii) relevant entries being made in the share transfer register in the shareholders’ accounts (registre de mouvements de titres) kept by the French Chargor whose shares are pledged; or

(B)	in the case of a “Société en Nom Collectif”, the pledge agreement being registered with the French tax authorities and notified (signifié) by official process server (huissier) to Shurgard Investissement 1 SNC;

(v)	in the case of Shurgard France SAS, the French OpCo Pledge of Income Receivables to be registered with the French tax authorities but perfected only after notification by official process server (which shall only be carried out upon the occurrence of a Loan Enforcement Notice); and

(vi)	the French Mortgage Deed under which it has mortgaged property to be notarised and registered with the relevant Land Registries; and

(vii)	the French Pledge of Intercompany Loans to be registered with the French tax authorities and notified (signifié) by official process server (huissier) to the relevant borrower(s) under the intercompany loans made under the Securitisation Group Intercompany Loan Agreement; and

(h)	in respect of each Swedish Chargor, the recording of the pledge of its shares in the share register,

and, in each case in accordance with any relevant Requirement of Law or any Regulatory Direction;

“Required Property Filings” means,

(a)	with respect to each of the English Chargors, delivery of the English Deed of Charge and any other requisite documents to be delivered to the Land Registry of England and Wales;

(b)	in respect of each Belgian Chargor:

(c)	the registration of the Belgian Mortgage Deed with the relevant mortgage registration offices (hypotheekkantoor/bureau des hypothèques);

(d)	in respect of each Danish Chargor, registration of the relevant Danish Mortgage Deed with the Danish Land and Mortgage Register;

(e)	in respect of each Dutch Chargor, registration of the Dutch Mortgage Deed with the relevant land registry (kadaster);

(f)	in respect of each English Chargor, the registration of a correctly completed Form 395 and an original executed copy of the English Deed of Charge with the Registrar of Companies in England and Wales;

(g)	in respect of each French Chargor, notarisation and registration of the French Mortgage Deed with the relevant Land Registries; and

(h)	in respect of each Swedish Chargor, delivery of each Swedish Mortgage Deed to the Borrower Security Trustee;

“Required Ratings” means:

(a)	in respect of the Class A Notes, a rating of AA by Fitch and AAA by S&P;

(b)	in respect of the Class B Notes, a rating of A by Fitch and A by S&P;

(c)	in respect of the Class C Notes, a rating of BBB by Fitch and BBB by S&P;

“Requirement of Law” in respect of any person shall mean:

(a)	any law, treaty, rule, requirement or regulation;

(b)	a notice by or an order of any court having jurisdiction;

(c)	a mandatory requirement of any regulatory authority having jurisdiction; or

(d)	a determination of an arbitrator or Governmental Authority,

in each case applicable to or binding upon that person or to which that person is subject or with which it is customary for it to comply;

“S&P” means Standard and Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc or any successor to its rating business;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Securitisation Group” means the Borrower and the other Chargors;

“Securitisation Group Intercompany Loan Agreement” means the intercompany loan agreement dated on or about the Closing Date and made between the Borrower, the Borrower Security Trustee and the Chargors;

“Security Trust Deed” means the security trust deed dated on or about the Closing Date and made between the Chargors, the Borrower Security Trustee and the Borrower Secured Creditors;

“Security Interest” means any mortgage, standard security, pledge, lien, charge, floating charge, right of set-off, assignment, assignation, retention of title, cash-collateral (gage-espèces), cautionnement, guarantee, delegation, hypothecation or security interest or any other agreement or arrangement or any type of preferential arrangement (including without limitation, title transfer and retention arrangements (accords relatifs au transfert et à la retention de propriété) or title retention clauses (clauses de réserve de propriété)) having the effect of conferring security;

“Shurgard Europe” means the Borrower, each subsidiary of the Borrower (whether or not in the Securitisation Group) and any entities (and subsidiaries thereof) in which the Borrower has an indirect or direct shareholding in connection with a Joint Venture;

“Shurgard Inc” means Shurgard Storage Centers, Inc. a corporation organised under the laws of the State of Washington and whose registered office is at Valley Street 1155, Suite 400, 98109-4426 Seattle, USA;

“Signing and Closing Agenda” means the agenda so named and signed for the purpose of identification by each of the Issuer, the Borrower, the Trustee and the Manager on or before the Signing Date;

“Signing Date” means the date hereof;

“Stabilisation Manager” means Citigroup Global Markets Limited;

“Stamp Duty” means any stamp duty payable in respect of any Issuer Transaction Document and/or Borrower Transaction Document (as the case may be) under the Finance Act 1999;

“Stock Exchange” means the Irish Stock Exchange Limited;

“Store Accounts” means the store accounts in respect of each Mortgaged Property held in the name of the Chargor which operates the self storage facilities in a Relevant Jurisdiction which are held with a Local Bank which has the Minimum Short-Term ratings;

“Subordination and Intercreditor Deed” means by subordination and intercreditor deed substantially in the form of Schedule 4 (Form of Subordination and Intercreditor Deed) of the Security Trust Deed;

“Subscription Agreement” means this Agreement;

“Supplemental Deed” means a deed supplemental to the Trust Deed entered into by the parties thereto;

“Swap Counterparties” means the Interest Rate Swap Counterparty and the Currency Swap Counterparty, each of them being a “Swap Counterparty”;

“Swap Guarantee” means the guarantee by the Interest Rate Swap Guarantor of the payment obligations of the Interest Rate Swap Counterparty under the Interest Rate Swap Agreement and/or, as the case may be, the guarantee by the Currency Swap Guarantor of the payment obligations of the Currency Swap Counterparty under the Currency Swap Agreement;

“Swedish Account Pledge” means a Swedish law pledge of the bank accounts held by the Swedish Chargors, dated on or about the Closing Date and made between the Swedish Chargors and the Borrower Security Trustee;

“Swedish Chargors” means each Chargor incorporated in Sweden;

“Swedish Pledge of Business Mortgage Deed” means the Swedish law pledge of the business mortgage deed with respect to the business of Shurgard Sweden AB, dated on or about the Closing Date and made between Shurgard Sweden AB and the Borrower Security Trustee;

“Swedish Pledge of Contractual Rights” means the Swedish law pledge of the contractual rights of the Swedish Chargors under the Borrower Transaction Documents, dated on or about the Closing Date and made between the Swedish Chargors and the Borrower Security Trustee;

“Swedish Pledge of Insurance Policies” means the Swedish law pledge of the Swedish Chargors’ interests in certain insurance policies, dated on or about the Closing Date and made between the Swedish Chargors and the Borrower Security Trustee;

“Swedish Pledge of Intra-Group Leases” means the Swedish law pledge of Intra-Group Leases by the Swedish Chargors, dated on or about the Closing Date and made between the Swedish Chargors and the Borrower Security Trustee;

“Swedish Pledge of Mortgage Deeds” means the Swedish law pledge of mortgage deeds with respect of Swedish Mortgaged Property dated on or about the Closing Date and made between a the Swedish Chargors and the Borrower Security Trustee;

“Swedish Pledge of Receivables” means the Swedish law pledge of receivables by the Swedish Chargors, dated on or about the Closing Date and made between such Swedish Chargors and the Borrower Security Trustee;

“Swedish Security Documents” means each of:

(a)	the Swedish Pledge of Mortgage Deeds, the Swedish Pledge of Business Mortgage Deed, the Swedish Share Pledges, the Swedish Account Pledge, the Swedish Pledge of Receivables, the Swedish Pledge of Intra-Group Leases, the Swedish Pledge of Insurance Policies and the Swedish Pledge of Contractual Rights;

(b)	each other document or instrument granted by a Swedish Chargor in favour of the Borrower Security Trustee (on behalf of the Borrower Secured Creditors) creating or evidencing the security for all or any part of the Chargor Secured Obligations; and

(c)	each other document designated a “Swedish Security Document” by the Borrower Security Trustee;

“Swedish Share Pledges” means the Swedish law pledges with respect to the shares held by the Borrower and Shurgard Sweden AB in the Swedish Chargors, each dated on or about the Closing Date and made between the Borrower or Shurgard Sweden AB, as the case may be, and the Borrower Security Trustee;

“Talon” means the talon for further Coupons attached to the Definitive Notes at the time of issue;

“Tax” shall be construed so as to include any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature whatsoever (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed or levied by or on behalf of a Tax Authority and “Taxes”, “taxation”, “taxable” and comparable expressions shall be construed accordingly;

“Tax Authority” means any government, state, municipal, local, federal or other fiscal, revenue, customs or excise authority, body or official anywhere in the world including the Inland Revenue and H.M. Customs & Excise;

“Tax Deduction” has, in relation to the Issuer/Borrower Facility Agreement, the meaning given to such term in Clause 11.1 (Payments to be Free and Clear) of the Issuer/Borrower Facility Agreement and, in all other cases, means a deduction for or on account of Tax under a Transaction Document;

“Tax Deed of Covenant” means the deed of covenant dated on or about the Closing Date and made between, inter alios, the Chargors, the Issuer, the Borrower Security Trustee and the Trustee;

“Term Advance” means an Initial Term Advance;

“Transaction Documents” means the Issuer Transaction Documents and the Borrower Transaction Documents;

“Transaction Party” means any person who is a party to an Issuer Transaction Document or to a Borrower Transaction Document, and “Transaction Parties” means all of them;

“Trust Deed” means the trust deed dated on or about the Closing Date between the Issuer and the Trustee together with any Supplemental Deed and the Schedules thereto and includes any deed or other document executed in accordance with the provisions thereof as expressed to be supplemental thereto;

“Valuation” means a valuation of a Mortgaged Property, in form and substance satisfactory to the Borrower Security Trustee, prepared and issued by a Valuer and addressed to the Borrower Security Trustee, the Issuer and the Trustee in accordance with the terms of the Issuer/Borrower Facility Agreement, valuing the relevant Chargor’s interests in that Mortgaged Property on a “Market Value” basis as defined in the then current Royal Institution of Chartered Surveyors Appraisal and Valuation Standards (or its successor);

“Valuation Report” means the valuation report from the Valuer dated 11 October 2004 containing the valuation of the Initial Mortgaged Properties and addressed to the Manager, the Trustee and the Borrower Security Trustee;

“Valuer” means Cushman & Wakefield Healey & Baker in respect of the Valuation Report; and

“VAT” means value added tax as levied in accordance with the Sixth Council Directive of 17 May 1977 on the harmonization of the laws of member states of the European Union relating to turnover taxes (77/388/EEC) as implemented in such member states under their respective value added tax legislation and legislation supplemental thereto.

Part 2

1. PRINCIPLES OF INTERPRETATION AND CONSTRUCTION

1.1	Knowledge

1.1.1	References in this Agreement to the expressions “so far as the Chargors are aware” or “to the best of the knowledge, information and belief of the Chargors” or any similar expression in respect of any matter shall be deemed to refer to the actual knowledge of senior officers of the Chargors.

1.1.2	References in this Agreement to the expressions “so far as the Issuer is aware” or “to the best of the knowledge, information and belief of the Issuer” or any similar expression in respect of any matter shall be deemed to refer to the actual knowledge of senior officers of the Issuer.

1.2	Interpretation

Any reference in this Agreement to:

the term “affiliate” or “Affiliate” has the meaning given to it by the Securities Act and the regulations under the Securities Act;

a document in “agreed form” is a reference to a document in a form approved by the Manager or Clifford Chance LLP as counsel to the Manager and (in relation to an obligation to enter into or provide any documents) the Borrower or Linklaters as counsel to the Borrower;

“arm’s length” shall mean, with respect to any dealing, transaction or basis that such dealing, transaction or basis is a dealing, transaction or basis on open market, arm’s length terms representing the position of a willing buyer and a willing seller;

the “assets” of any person shall be construed as a reference to the whole or any part of its business, undertakings, property, Intellectual Property Rights, shares, securities, debts, accounts, revenues (including any right to receive revenues), goodwill, shareholdings and uncalled capital including premium whether now or hereafter acquired and any other assets whatsoever;

a “class” or “Class” shall be a reference to a class of the Notes;

“control” means:

(a)	the ability to cast or control the casting of more than one-half of the maximum number of votes that might be cast at a general meeting of the body corporate;

(b)	the ability to appoint or remove all, or the majority, of the directors of the body corporate (and the relevant person or persons shall be deemed to have power to make such an appointment if:

(i)	an individual cannot be appointed as a director of the body corporate without the exercise by the relevant person or persons of such power in the individual’s favour;

(i)	an individual’s appointment as a director of the body corporate follows necessarily from the individual being a director or other officer of any of the relevant person or persons);

(c)	the ability to give directions with respect to the operating and financial policies of the body corporate which the directors of the body corporate are obliged to comply with;

(d)	the holding of more than one-half of the issued share capital of the body corporate (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital);

“Euroclear” and/or “Clearstream, Luxembourg” shall, wherever the context so admits, be deemed to include reference to any additional or alternative clearing system approved by the Issuer and the Trustee in relation to the Notes;

a “guarantee” means any guarantee, bond, indemnity, surety, letter of credit, cautionnement, aral and guarantee which is independent from the debt to which it relates, third party security or other legally binding assurance against financial loss granted by one person in respect of any indebtedness of another person, or any agreement to assume any indebtedness of any other person or to supply funds or to invest in any manner whatsoever in such other person by reason of, or otherwise in relation to, indebtedness of such other person;

“holder” means the bearer of a Note and the words “holders” and related expressions shall (where appropriate) be construed accordingly;

“including” shall be construed as a reference to “including without limitation”, so that any list of items or matters appearing after the word “including” shall be deemed not to be an exhaustive list, but shall be deemed rather to be a representative list, of those items or matters forming a part of the category described prior to the word “including”;

“indebtedness” shall be construed so as to include any obligation (whether incurred as principal or as surety or guarantor) for the payment or repayment of money, whether present or future, actual or contingent;

a “law” shall be construed as any law (including common or customary law), statute, constitution, decree, judgement, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court or any requirements under the applicable Listing Rules;

a “month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month except that:

(a)	if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and

(b)	if there is no numerically corresponding day in that next succeeding calendar month, that period shall end on the last Business Day in that next succeeding calendar month,

and references to “months” shall be construed accordingly;

a “person” shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

“principal” shall, where applicable, include premium;

“repay”, “redeem” and “pay” shall each include both of the others and “repaid”, “repayable” and “repayment”, “redeemed”, “redeemable” and “redemption” and “paid”, “payable” and “payment” shall be construed accordingly;

a “Schedule” shall, subject to any contrary indication, be construed as a reference to a schedule to the particular Transaction Document to which it refers;

“set-off” shall be construed so as to include any equivalent or analogous rights under the law of jurisdictions other than England and Wales;

a “subsidiary” of a company or corporation shall be construed as a reference to any company or corporation:

(a)	which is controlled, directly or indirectly, by the first-mentioned company or corporation;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

(c)	which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

a “successor” of any party shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of the jurisdiction of incorporation or domicile of such party has assumed the rights and obligations of such party under any Transaction Document or to which, under such laws, such rights and obligations have been transferred; and

a reference to any person defined as a “Transaction Party” in this Agreement shall be construed so as to include its and any subsequent successors and permitted transferees in accordance with their respective interests;

the “winding-up”, “dissolution” or “administration” of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, bankruptcy, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3	Currency symbols

“£”, “Sterling” and “pounds” denote the lawful currency of the United Kingdom and the Isle of Man; “$”, “U.S. dollars” and “dollars” denote the lawful currency of the United States of America; “Swedish krona” and “SKK” denote the lawful currency of Sweden; “Danish krone” and “DKK” denote the lawful currency of Denmark; and “€” and “euro” denote the lawful currency of the Member States of the European Union participating in EMU.

1.4	Transaction Documents and other agreements

Any reference to any document defined as a Transaction Document or any other agreement or document shall be construed as a reference to such Transaction Document or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated, supplemented or replaced.

1.5	Statutes and Treaties

Any reference to a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted and any statutory instruments, order or regulation made thereunder or under such modification or re-enactment.

1.6	Time

Any reference in this Agreement to a time of day shall, unless a contrary indication appears, be a reference to London time.

1.7	Schedules

Any Schedule of, or Appendix to this Agreement forms part of this Agreement and shall have the same force and effect as if the provisions of such Schedule or Appendix were set out in the body of this Agreement. Any reference to this Agreement shall include any such Schedule or Appendix.

1.8	Headings

Section, Part, Schedule, Paragraph and Clause headings are for ease of reference only.

1.9	Sections

Except as otherwise specified in this Agreement, reference in this Agreement to a:

(a)	“Section” shall be construed as a reference to a Section of this Agreement;

(b)	“Part” shall be construed as a reference to a Part of this Agreement;

(c)	“Schedule” shall be construed as a reference to a Schedule of this Agreement;

(d)	“Clause” shall be construed as a reference to a Clause of a Part or Section (as applicable) of this Agreement;

(e)	“Paragraph” shall be construed as a reference to a Paragraph of a Schedule of this Agreement; and

(f)	“this Agreement” shall be construed as a reference to this agreement including the Schedules to this agreement,

and any reference to any “Clause”, “Schedule” or “Paragraph” of another Transaction Document which is in draft form at the date of this Agreement shall be read as a reference to the Clause, Schedule or Paragraph of such other Transaction Document in its executed form amended, since the date of this Agreement, where applicable, to reflect any renumbering of the relevant Clause, Schedule or Paragraph which may heave occurred between the draft of such Transaction Document in existence at date of this Agreement and the execution of such Transaction Document.

1.10	Number

In this Agreement, save where the context otherwise requires, words importing the singular number include the plural and vice versa.

SCHEDULE 5

CONDITIONS PRECEDENT

The following shall be conditions precedent to the closing of the issue of the Notes and the obligations of the Manager under Clause 4 (Undertaking to subscribe) and Clause 20.1.3 (Payments of issue proceeds):

1.	Execution of Transaction Documents: the execution and delivery on or prior to the Closing Date by all parties thereto of each of the Transaction Documents, each Euro 100 Loan, the amendment agreement to the Intercompany Bonds and the Disclosure Letter in the agreed form and an original (or if the Manager agrees, a certified copy) of each of the Transaction Documents, each Euro 100 Loan and the Disclosure Letter as the Manager may specify should be available on the Closing Date to the parties thereto;

2.	Temporary Global Notes: the delivery on the Closing Date to the Common Depository of the Temporary Global Notes and the Permanent Global Notes in respect of the Notes, duly executed on behalf of the Issuer in the manner contemplated by the Trust Deed and authenticated in accordance with the Agency Agreement for credit on the Closing Date to the accounts of Euroclear and Clearstream, Luxembourg with such Common Depository;

3.	Listing: the Manager receiving confirmation on or prior to the Closing Date that the Notes will be, subject only to the execution, authentication and delivery of the relevant Temporary Global Notes, admitted to the Official List and to trading on the Stock Exchange;

4.	Opinions: there having been due execution and delivery of each of the following, each in form and substance satisfactory to the Manager:

4.1	the legal opinion of Clifford Chance LLP as to Belgian law, dated on or about the Closing Date, addressed to inter alios the Manager in relation to, among other things, the entry of the Belgian Chargors into the Transaction Documents;

4.2	the combined legal opinion and corporate capacity opinion of Kromann Reumert as to Danish law, dated on or about the Closing Date, addressed to inter alios the Manager in relation to, among other things, the entry of the Danish Chargors into the Transaction Documents;

4.3	the legal opinion of Clifford Chance LLP as to Dutch law, dated on or about the Closing Date, addressed to inter alios the Manager in relation to, among other things, the entry of the Dutch Chargors into the Transaction Documents;

4.4	the legal opinion of Clifford Chance LLP as to English law, dated on or about the Closing Date, addressed to inter alios the Manager in relation to, among other things, the entry of the English Chargors into the Transaction Documents;

4.5	the legal opinion of Clifford Chance SELAFA as to French law, dated on or about the Closing Date, addressed to inter alios the Manager in relation to, among other things, the entry of the French Chargors into the Transaction Documents;

4.6	the combined legal opinion and corporate capacity opinion of Advokatfirman Vinge KB as to Swedish law, dated on or about the Closing Date, addressed to inter alios the Manager in relation to, among other things, the entry of the Swedish Chargors into the Transaction Documents;

4.7	the corporate capacity opinion of Linklaters dated on or about the Closing Date in relation to the Belgian Chargors and addressed to, inter alios, the Manager;

4.8	the corporate capacity opinion of Lexence dated on or about the Closing Date in relation to the Dutch Chargors and addressed to, inter alios, the Manager;

4.9	the corporate capacity opinion of Linklaters dated on or about the Closing Date in relation to the English Chargors and addressed to, inter alios, the Manager;

4.10	the corporate capacity opinion delivered by Hughes, Hubbard & Reed dated on or about the Closing Date in relation to the French Chargors and addressed to, inter alios, the Manager; and

4.11	a tax Opinion delivered by Deloitte & Touche Conseils Fiscaux s.f.d. SCRL, dated on or about the Closing Date in relation to the Securitisation Group addressed to, inter alios, the Manager;

4.12	an opinion delivered by home counsel to the Swap Guarantor, dated on or about the Closing Date, in relation to the capacity of the Swap Guarantor addressed to, inter alios, the Manager;

4.13	the legal opinion of the French notary dated on or about the Closing Date in relation to the mortgages over Mortgaged Properties in France granted by the French Chargors and addressed to, inter alios, the Manager;

5.	Materiality Overview Reports: there having been delivered to the Manager on or prior to the Closing Date, the Materiality Overview Reports prepared and signed by Linklaters (its contents extracted from the relevant Certificates of Title prepared by local counsel) and a bring down letter for such Materiality Overview Reports dated the Closing Date, each in form and substance acceptable to the Manager;

6.	Closing Certificates: there having been delivered to the Manager on the Closing Date, the following closing certificates in form and substance satisfactory to the Manager, each dated the Closing Date:

6.1	Issuer Closing Certificate: the Issuer closing certificate (the “Issuer Closing Certificate”) addressed to the Manager and the Trustee and signed by a duly authorised signatory of the Issuer on behalf of the Issuer, confirming that since the date of this Agreement:

6.1.1	there has been no material adverse change or any development likely to involve an adverse change in the condition (financial or otherwise) or general affairs of the Issuer which would be likely to prejudice materially the placement, distribution or sale of the Notes or dealing in the Notes in the secondary market;

6.1.2	there has been no event making any of the representations and warranties of the Issuer contained in Schedule 1 (Issuer’s Representations and Warranties) of this Agreement untrue or incorrect in any material respect on the Closing Date;

6.1.3	there has been no breach of any of the undertakings of the Issuer under this Agreement; and

6.1.4	the Issuer has performed all of its obligations under the Issuer Transaction Documents which were to be performed on or before the Closing Date.

6.2	Chargor Closing Certificate: the Chargor closing certificate (the “Chargor Closing Certificate”) addressed to the Manager and the Trustee and signed by and Authorised Signatory of the Borrower, for and on behalf of itself and each other Chargor confirming that since the date of this Agreement:

6.2.1	there has been no material adverse change or any development likely to involve an adverse change in the condition (financial or otherwise) or general affairs of each such Chargor which would be likely to prejudice materially the placement, distribution or sale of the Notes or dealing in the Notes in the secondary market or its ability to perform its obligations under the Transaction Documents to which it is expressed to be a party in any material respect;

6.2.2	there has been no event making any of the representations and warranties of the Chargors contained in Schedule 3 (Chargor’s Representations and Warranties) of this Agreement untrue or incorrect in any material respect on the Closing Date; and

6.2.3	there has been no breach of any of the undertakings of such Chargor under this Agreement; and

6.2.4	it is not in breach of any of the Transaction Documents to which it is expressed to be a party.

7.	Closing Board and Shareholder Resolutions: there having been delivered to the Manager on the Closing Date, a copy of each of the board and/or shareholder resolutions of the Issuer, the Borrower and each other Chargor, each certified by an Authorised Signatory thereof in form and substance satisfactory to the Manager:

7.1	approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and authorising the execution, delivery and performance of the Transaction Documents to which it is a party and the terms and conditions thereof;

7.2	authorising a specified person or persons to execute and deliver the Transaction Documents to which it is a party on its behalf; and

7.3	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party, in each case, accompanied by a certificate of an Authorised Signatory (including (i) an incumbency certificate attaching a list of the names, titles and specimen signatures of the persons authorised to sign the Transaction Documents, all documents and notices to be delivered thereto or in connection therewith and to take any other action on its behalf in relation to the Transaction Documents and (ii) confirmation that all copy documents are true, correct, complete, up to date and in full force and effect);

8.	Shareholders’ approval: an approval by all the shareholders of each English and French Chargor of the guarantees to be provided pursuant to the Borrower Transaction Documents (including the Guarantees);

9.	Corporate Certificates: there having been delivered to the Manager on or prior to the Closing Date, the following corporate certificates, each dated the Signing Date in form and substance satisfactory to the Manager:

9.1	Issuer Corporate Certificate: the Issuer Corporate Certificate signed by a duly authorised signatory of the Issuer; and

9.2	Chargor Corporate Certificate: the Chargor Corporate Certificates signed by an Authorised Signatory of the Chargors;

10.	Searches: searches: (a) in respect of each English Chargor at each of the Companies Registry and High Court in Judgment and Petitions Section revealing no evidence of the presentation of any petition for the winding up or administration of each such Chargor as of the Closing Date or, in relation to the Charges incorporated in each other Relevant Jurisdiction, equivalent searches in such Relevant Jurisdiction, (b) for each Belgian Chargor, a search at the mortgage office revealing no prior registered mortgages of the Belgian Mortgaged Properties and no floating charge on the business, a search of the web site of the Moniteur Belge revealing no evidence that each such Chargor has gone into liquidation and that no amendments to such Chargor’s statutes (other than as requested by the Manager) have been made and an extract from the Central Enterprise Register to be obtained, (c) for each Danish Chargor, a company search at the Danish Commerce and Companies Agency (Erhvervs-og Selskabsstyrelsen) revealing no evidence that any such Chargor has gone into liquidation, (d) for each Dutch Chargor, the Foundation and the Issuer: (i) a search of the bankruptcy register (faillissementsgriffie) of the relevant court of first instance (rechtbank) revealing that neither a Dutch Chargor, the Issuer nor the Foundation has been declared bankrupt (failliet) or granted a moratorium of payments (surséance van betaling) and (in the case of the Issuer only) that in respect of the Issuer no Special Measures have been imposed and (ii) a company search at the relevant Chamber of Commerce revealing the relevant company has not registered a voluntary winding-up resolution, the Chamber is not itself taking any steps to have the relevant company dissolved and it has not registered an order placing any assets of the relevant company under administration (onder bewindstelling) and there is no registration of an order by the relevant Court of first instance (rechtbank) for the dissolution (ontbinding en vereffening) of the relevant company, and (e) for each French Chargor, a K-bis extract (extrait K-bis), a non-insolvency certificate (certificat de non-faillite) revealing no evidence that any such Chargor has gone into liquidation and an encumbrance extract (état des privilèges et nantissements), in each case to be obtained from the commercial and company registry (registre du commerce et des sociétés) of Paris and to be issued not more than fifteen (15) days before the Closing Date;

11.	Constitutional Documents: there having been delivered to the Manager on or prior to the Closing Date, copies of the constitutional documents of each of the Issuer and the Chargors including:

11.1	in the case of the English Chargors, the Certificate of Incorporation and Memorandum and Articles of Association;

11.2	in the case of the Belgian Chargors, the coordinated statutes, the deed of incorporation of the Company, and of its publication by way of extracts in the Annexes au Moniteur belge / Bijlage tot het Belgisch Staatsblad;

11.3	in the case of the Dutch Chargors and the Issuer, the articles of association (statuten) and an up-to-date extract from the relevant chamber of commerce in respect of each Dutch Chargor and the Issuer;

11.4	in the case of the Danish Chargors, the articles of association and an on-line transcript from the Danish Commerce and Companies Agency;

11.5	in the case of the French Chargors, constitutive documents (statuts); and

11.6	in the case of the Swedish Chargors, articles of association or partnership agreement, as applicable and a certificate of registration;

12.	Solvency Certificates: there having been delivered to the Manager on the Closing Date, a copy of the Issuer Solvency Certificate, the Borrower Solvency Certificate, each Chargor Solvency Certificate, in each case signed by two Authorised Signatories (or in relation to a company with a sole Authorised Signatories, such Authorised Signatories), in form and substance satisfactory to the Manager;

13.	Financial Information And Accountants’ Letters And Reports: delivery to the Manager of the following, each in form and substance satisfactory to the Manager:

13.1	a comfort letter of PricewaterhouseCoopers dated the date of the Offering Circular with regard to the capitalisation and indebtedness statement of the Issuer;

13.2	accountants’ report of PricewaterhouseCoopers on the Issuer covering the time between incorporation and the date of the Offering Circular;

13.3	a comfort letter of PricewaterhouseCoopers dated the date of the Offering Circular with regard to the capitalisation and indebtedness statement of the Borrower;

13.4	the audited financial statements for the Borrower for each of the three years ended 31 December 2001, 2002 and 2003 (including the audit reports of Deloitte & Touche Reviseurs d’Enterprises SC s.f.d SCRL for each of such sets of statements);

13.5	auditor’s comfort letters of Deloitte & Touche Reviseurs d’Enterprises SC s.f.d SCRL and PricewaterhouseCoopers, each dated the Closing Date on the section of the Offering Circular and Preliminary Offering Circular entitled “Summary Financial Information” (in relation to Deloitte & Touche Reviseurs d’Enterprises SC s.f.d SCRL, to the extent in respect of periods on or prior to 31 December 2003 and in relation to PricewaterhouseCoopers, in relation to the period between 1 January 2004 and 30 June 2004);

13.6	closing bring down letter dated the Closing Date from PricewaterhouseCoopers in respect of the Borrower’s accounts since the date of the last set of annual audited financial statements;

13.7	a bring down letter of PricewaterhouseCoopers and Deloitte & Touche Reviseurs d’Enterprises SC s.f.d SCRL dated the Closing Date in respect of the financial information in the Offering Circular;

13.8	comfort letter of PricewaterhouseCoopers dated the Closing Date in relation to data inputted into the financial model used by the Manager in connection with the issue of the Notes;

13.9	consent letter from Deloitte & Touche Reviseurs d’Enterprises SC s.f.d SCRL in respect of the inclusion in the Offering Circular of the information in paragraph 13.4; and

13.10	consent letter from PricewaterhouseCoopers in respect of the inclusion in the Offering Circular of the information in paragraph 13.2.

14.	Valuation Report: there having been delivered to the Manager on or prior to the Closing Date, the valuation report from Cushman & Wakefield Healey & Baker dated 11 October 2004 and a consent letter from the Valuer in respect of the inclusion in the Preliminary Offering Circular and the Offering Circular of the Valuation Report, each in form and substance satisfactory to the Manager;

15.	Confirmation of credit rating: confirmation that the Class A Notes have been rated AAA by S&P and AA by Fitch, the Class B Notes have been rated A by S&P and A by Fitch and the Class C Notes have been rated BBB by S&P and BBB by Fitch and the Rating Agencies having confirmed to the Manager that such ratings will be available on the Closing Date and have not been placed on “credit watch” or on the “watch list for possible downgrade”;

16.	Mortgaged Properties:

16.1	Title documents and deeds:

England & Wales

The Netherlands

16.1.1	extracts from the Dutch Land Register (kadaster) regarding the Mortgaged Properties in The Netherlands evidencing that the relevant Dutch Chargor is the registered owner (eigenaar) or the registered holder of a right of leasehold (erfpachter), as the case may be, of each Mortgaged Property situated in The Netherlands, except in the case of the Mortgaged Properties in Heemstede and Amersfoort which properties are leased (gehuurd) by the relevant Dutch Chargor;

16.1.2	a deed of release dated on or about the Closing Date between Citibank, N.A., London Branch and each of the Dutch Chargors with respect to the rights of mortgage (rechten van hypotheek) and the other security rights on certain of the properties the object of the Dutch Mortgage Deed which were initially granted in favour of Credit Suisse First Boston and were transferred to Citibank, N.A., London Branch pursuant to a certificate of assignment of a mortgage claim dated 26 February 2004 executed before Mr. J.F.L. Bakker, civil law notary in Amsterdam, The Netherlands;

16.1.3	insurance brokers comfort letter in the agreed form;

England & Wales

16.1.4	the insurance brokers comfort letter in the agreed form;

16.1.5	all title documents in relation to each English Mortgaged Property or an undertaking from Dechert LLP in a form satisfactory to the Borrower Security Trustee undertaking to hold the same to the order of the Borrower Security Trustee;

16.1.6	the results of HM Land Registry priority searches in favour of the Borrower Security Trustee on the appropriate forms against all of the registered titles comprising the English Mortgaged Properties given not less than 10 Business Days’ priority beyond the date each English Mortgaged Property became subject to the terms of the relevant Transaction Documents and showing no adverse entries;

16.1.7	an effective discharge of all security granted under the Credit Agreement affecting each English Mortgaged Property or an undertaking from Linklaters regarding the release of such security, in form and substance satisfactory to the Borrower Security Trustee;

16.1.8	an undertaking from Dechert LLP to use reasonable endeavours to satisfy any requisitions raised by HM Land Registry as soon as reasonably possible in connection with the application to register the security created in respect of each English Mortgaged Property under the Transaction Documents within the priority period confirmed by the results of the searches described in paragraph 16.1.6 above;

16.1.9	copies of all notices of charges and consents from landlords as applicable in relation to each English Mortgaged Property;

16.1.10	appropriate land registry application forms duly completed and accompanied by the necessary land registry fees;

France

16.1.11	all title documents in relation to the French Mortgaged Property;

16.1.12	duly executed deeds of release and discharge of all existing security;

16.1.13	a legal opinion in French (with an English translation) of the Chargor’s French legal advisor respect to the risk analysis made in the Materiality Overview Report regarding the breach to the building regulations and the parcelling of land regulations (réglementation sur les lotissements) for the French Mortgaged Property located in Chambourcy;

16.1.14	for each French Mortgaged Property where a Chargor is the lessee under an Intra-Group Lease, a letter from the landlord waiving any pre-emption right (droit de pré-emption) and/or first refusal right (droit de premier offert) and/or priority right (droit de preference) to purchase the lessee’s business undertaking (fonds de commerce) upon execution by the Borrower Security Trustee of its pledge over the lessee’s business undertaking;

Sweden

16.1.15	extracts from the Swedish Land Register regarding the Mortgaged Properties in Sweden evidencing that the relevant Swedish Chargor is the registered owner (Sw. lagfaren ägare) or the registered site lease holder (Sw. inskriven tomträttsinnehavare), as the case may be, of each Mortgaged Property situated in Sweden;

16.1.16	Certified true copies of applications to register new Swedish Mortgage Deeds with the relevant Land Registry;

16.1.17	A letter of release dated on or about the Closing Date between Citibank N.A., London Branch and each of the Swedish Chargors in respect of the security granted pursuant to the Credit Agreement together with the relevant mortgage deeds to be delivered to the Borrower Security Trustee thereunder on the Closing Date.

Denmark

16.1.18	extracts from the Danish Land Register regarding the Mortgaged Properties in Denmark evidencing that the relevant Danish Chargor is the registered owner to each Mortgaged Property situated in Denmark ad that there are no registered encumbrances other than the Danish Mortgages;

16.1.19	insurance comfort letter;

16.1.20	certified true copies of applications to register the Danish Mortgage Deeds with the relevant Land Registry or evidence that the Danish Mortgages have been registered;

Belgium

16.1.21	all title documents in relation to the Belgian Mortgaged Property;

16.1.22	insurance brokers comfort letter in the agreed form;

16.1.23	certificates dated not earlier than one month prior to the Closing Date listing (i) the prior registered mortgages on the properties the object of the Belgian Mortgage Pledge, and (ii) the prior registered floating charges on the businesses of the Belgian Chargors;

16.1.24	a deed of release dated on or about 15 October 2004 between by Credit Suisse First Boston with respect to the mortgages granted in its favour on the properties the object of the Belgian Mortgage Deed;

16.1.25	Notices to the Landlord for the Belgian Mortgaged Properties located in Forest and Waterloo, in accordance with the requirements of the relevant leases;

16.1.26	Prior written consent of the Landlord for the Belgian Mortgaged Property located in Antwerp (Plantin en Moretuslei) in accordance with the requirements of the relevant lease;

16.2	Requirements of Chargors:

16.2.1	notices of consent to charge to each landlord of each English Mortgaged Property and a notice to the insurers of each English Mortgaged Property, substantially in the form set out in Schedule 4 (Form of Notice of Assignment of Insurance Policies) to the English Deed of Charge, duly executed by the relevant English Chargors;

17.	No adverse change: there having been, since the date of this Agreement, in the opinion of the Manager, no change, or any development likely to involve a change, in the condition (financial or otherwise) or general affairs of the Issuer or the Chargors which would be likely to prejudice materially the placement, distribution or sale of the Notes or dealings in the Notes in the secondary market or which is otherwise material in the context of the issue of the Notes;

18.	Determination of Interest Rate: the Agent Bank being able to determine the rate of interest applicable to each class of Notes from the Closing Date in accordance with the Conditions;

19.	Satisfaction of other conditions precedent: confirmation in writing from the Liquidity Facility Provider and the Swap Counterparties of the provision or waiver of the requirement to provide all documents registered to be delivered pursuant to the Interest Rate Swap Agreement and the Currency Swap Agreement on or prior to the Closing Date (in the case of the Swap Counterparties) and the Liquidity Facility Agreement (in the case of the Liquidity Facility Provider), in each case subject to the issue of the Notes;

20.	Share Certificates, Notices and other documents: (a) delivery of share certificates and signed but undated stock transfer forms in relation to the ordinary shares of each English Chargor which are subject to a first fixed charge pursuant to the English Deed of Charge, (b) delivery of a duly executed and completed notice by each English Chargor in relation to each bank with whom it maintains an account to be secured by it pursuant to the English Deed of Charge (in substantially the form of Schedule 6, Part 1 (Form of notice of charge over English Account)); (c) delivery of a duly executed and completed notice by each English Chargor in relation to each Insurance Policy to be secured by it pursuant to the English Deed of Charge (in substantially the form of Schedule 4 (Form of notice of assignment of Insurance Policies); (d) delivery of a duly executed and completed notice by Shurgard Storage Centres UK Limited in relation to the assignment by it pursuant to the English Deed of Charge of its rights in respect of the Cash Pooling Account Bank Agreement (in substantially the form of Schedule 3, Part 1 (Form of notice of assignment of Borrower Transaction Documents (Assigned to the Borrower Security Trustee Pursuant to Clause 3.3.1)); (c) amendment of the shareholder register of the Dutch Chargors to reflect that a right of pledge of their respective shares has been granted in favour of the Borrower Security Trustee (d) in respect of the Belgian Share pledge: (i) recording each pledge in the relevant shareholders register of each Belgian Chargor whose shares are being pledged, (ii) shareholders resolution of each Belgian Chargor approving the creation of the Belgian Share Pledge and any transfer following an enforcement of the Belgian Share Pledge, and (iii) a declaration from each Belgian Chargor that it acknowledges the Belgian Share Pledge and is not aware of any other encumbrances; (e) in respect of the Belgian Receivables Pledge: (i) preparation and execution of notices to each bank with whom each pledged account is held and to each insurer whose policies are being pledged, (ii) certificate of pledge from each Belgian Chargor stating that its receivables are pledged to the Borrower Security Trustee; (f) delivery of copies of the shareholders’ register in relation to the shares in each Danish Chargor to be pledged under each Danish Share Pledge to the Borrower Security Trustee, (g) delivery of (i) one original of each Danish Mortgage Deed to the Borrower Security Trustee, (ii) notice of Pledge of Account by each Danish Chargor signed by the account bank and (iii) Letter of confirmation issued by Codan Insurance Co regarding insurance of the Danish Mortgaged Properties (h) in respect of the Dutch Pledge of Intercompany Loans and Cash Pooling Loans, preparation and execution of notices to each counterparty to each

Intercompany Loan and Cash Pooling Loan being pledged, (i) in respect of the Dutch Pledge of Insurance Receivables, preparation and execution of notices to each insurer whose policies are being pledged, (j) the Dutch Account Pledge preparation and execution of notices (to be given on or immediately after the Closing Date) to each bank with whom each pledged account is held, (k) preparation and execution of a notice (to be delivered on or immediately after the Closing Date by official process server) of the French Account Pledge to the bank holding the accounts to be pledged thereunder and delivery by the bank holding the account of a letter of acceptance, (l) preparation and execution of a notice (to be delivered on or immediately after the Closing Date by official process server) of the French PropCo Pledge of Income Receivables to the French OpCo and delivery by each French Chargor of an original copy of each lease agreement, (m) in respect of the French Share Pledges: (i) preparation and execution of notices (to be delivered on or immediately after the Closing Date by official process server) in respect of such pledge to the company whose shares are being secured or execution of a short form declaration (déclaration de gage d’instruments financiers) to be delivered to the Borrower Security Trustee and (ii) a copy certified as true and up-to-date of the by laws (statuts) of the French Chargor which shares are pledged being handed over to the Borrower Security Trustee immediately after execution of the pledge agreement (in the case of a “Société en Nom Collectif”), (n) preparation and execution of notices (to be delivered on or immediately after the Closing Date by official process server), of the French Pledge of Intercompany Loans (acte de nantissement de créances prêt intra-groupe) to the relevant borrower(s) under the intercompany loans made under the Securitisation Group Intercompany Loan Agreement and delivery to the Borrower Security Trustee of an original of the Securitisation Group Intercompany Loan Agreement, (o) delivery of the share certificates for the shares in each Swedish Chargor which are to be charged to the Borrower Security Trustee and preparation and execution of notices to be given to the Swedish Chargor whose shares have been charged (or, in the case of the shares in Shurgard Sweden AB, certified copies of the application to the local district court in Sweden for a cancellation of the share certificate granted in respect of such shares and all documents in connection therewith), (p) delivery of one original of each Swedish Mortgage Deed and certified copies of applications for new mortgage deeds, as the case may be, to the Borrower Security Trustee; (q) delivery of the Swedish Business Mortgage Deed by Shurgard Sweden AB to the Borrower Security Trustee1;

21.	Notice of prepayment and termination: Delivery of a notice of prepayment and termination by the Borrower to the agent under the Credit Agreement (within the applicable time period) specifying notice of prepayment in full of amount outstanding thereunder and termination of the facility granted under the Credit Agreement on or prior to the Closing Date;

[1]	Relevant details with respect to the pledges of Cash Pooling Loans and Intercompany Loans to be confirmed.

22.	Deeds of Release and Discharge: Delivery of all required deeds of release in the agreed form and effective discharges of all Security Interests affecting all assets of the Securitisation Group that are to be secured pursuant to the Transaction Documents;

23.	Third party consents: Delivery of all third party consents (if any) necessary for the creation of the Security Interests pursuant to the Chargor Security Documents;

24.	Powers of Attorney: on the Closing Date, there having been delivered to the Manager certified copies of the following powers of attorney

24.1.1	Belgian law power of attorney from Borrower Security Trustee to notary to execute necessary mortgage documentation and Belgian Share Pledges (including an English translation of such power);

24.1.2	Dutch law power of attorney by the Borrower Security Trustee to the Dutch notary in respect of execution by the notary of (i) the Dutch Mortgage Deed and·(ii) the Dutch Share Pledges;

24.1.3	Dutch law power of attorney by the Borrower in respect of execution by the notary of the Borrower Dutch Share Pledge;

24.1.4	Dutch law power of attorney by Shurgard Nederland B.V. to the Dutch notary in respect of execution by the notary of (i) the Dutch Mortgage Deed, (ii) the Borrower Dutch Share Pledge and·(iii) the SN Dutch Share Pledge;

24.1.5	Dutch law power of attorney by Bé Cé Ateliers B.V. to the Dutch Notary in respect of execution by the notary of the (i) SN Dutch Share Pledge and·(ii) the Dutch Mortgage Deed;

24.1.6	Dutch law power of attorney by Shurgard Nederland Diemen B.V. to the Dutch notary in respect of execution by the notary of the (i) SN Dutch Share Pledge and·(ii) Dutch Mortgage Deed;

24.1.7	Dutch law power of attorney by Shurgard Nederland Dordrecht Ampere B.V. to the Dutch notary in respect of execution by the notary of the (i) SN Dutch Share Pledge and (ii) Dutch Mortgage Deed;

24.1.8	Dutch law power of attorney by Shurgard Nederland Delft B.V. to the Dutch notary in respect of execution by the notary of the (i) SN Dutch Share Pledge and·(ii) Dutch Mortgage Deed;

24.1.9	Dutch law power of attorney by Shurgard Nederland Utrecht Cartesius B.V. to the Dutch notary in respect of execution by the notary of the (i) SN Dutch Share Pledge and·(ii) Dutch Mortgage Deed;

24.1.10	Dutch law power of attorney by Shurgard Nederland Veldhoven B.V. to the Dutch notary in respect of execution by the notary of the (i) SN Dutch Share Pledge and·(ii) Dutch Mortgage Deed;

24.1.11	French law power of Attorney by the Borrower Security Trustee in favour of the notary in respect of the French Mortgage Deed;

24.1.12	French law power of Attorney by Shurgard France SAS to the French notary in respect of execution by the notary of the French Mortgage Deed;

24.1.13	French law power of Attorney by Shurgard Méditerranée SAS to the French notary in respect of execution by the notary of the French Mortgage Deed;

24.1.14	French law power of Attorney by Shurgard Noisy SAS to the French notary in respect of execution by the notary of the French Mortgage Deed;

24.1.15	French law power of Attorney by Shurgard IDF Chambourcy SAS to the French notary in respect of execution by the notary of the French Mortgage Deed;

24.1.16	French law power of Attorney by Shurgard Lyon Gerland SAS to the French notary in respect of execution by the notary of the French Mortgage Deed;

24.1.17	French law power of Attorney by Shurgard Investissement 1 SAS to the French notary in respect of execution by the notary of the French Mortgage Deed;

25.	Fees and Expenses: the payment of all fees and expenses payable by the Issuer and/or the Borrower on or prior to the Closing Date (including, without limitation, to the Agent Bank, the Borrower Security Trustee, the Trustee and legal advisers to the Manager);

26.	Appointment of process agents: there having been delivered to the Manager on or prior to the Closing Date copies of each letter of appointment in respect of a process agent to accept service of process in England in relation to each of the Chargors (other than the English Chargors), the Issuer signed by an Authorised Signatory of the Chargors (other than the English Chargors) and the Issuer respectively, and accepted by the relevant process agent, in form and substance satisfactory to the Manager;

27.	Accuracy of representations and warranties: the truth and correctness on the date of this Agreement of the representations and warranties in Clause 7.1 (Issuer’s Representations and Warranties) and Clause 7.2 (Chargors’ Representations and Warranties); and

28.	Satisfaction of other conditions precedent: any other closing conditions precedent contained in the Signing and Closing Agenda in the form that such memorandum takes on the Closing Date having been satisfied in a form acceptable to the Manager.

EXECUTION PAGE

SELF-STORAGE SECURITISATION B.V.

/s/

By:

SHURGARD SELF STORAGE SCA

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SCC BENELUX ZAVENTEM BVBA

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SSC BENELUX MACHELEN BVBA

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

IMOGANCO BVBA

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

HOBIMMO BVBA

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SHURGARD DENMARK APS

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SHURGARD REAL ESTATE APS

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SHURGARD ROSKILDE APS

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SHURGARD HØRSHOLM APS

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SHURGARD STORAGE CENTRES UK LIMITED

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SHURGARD UK WOKINGHAM LIMITED

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SHURGARD FRANCE SAS

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SHURGARD MÉDITERRANÉE SAS

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SHURGARD INVESTISSEMENT 1 SNC

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SHURGARD IDF NOISY SAS

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SHURGARD LYON GERLAND SAS

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SHURGARD IDF CHAMBOURCY SAS

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SHURGARD NEDERLAND B.V.

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

BÉ CÉ ATELIERS B.V.

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SHURGARD NEDERLAND DIEMEN B.V.

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SHURGARD NEDERLAND DORDRECHT AMPERE B.V.

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SHURGARD NEDERLAND DELFT B.V.

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SHURGARD NEDERLAND VELDHOVEN B.V.

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SHURGARD NEDERLAND UTRECHT CARTESIUS B.V.

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SHURGARD SWEDEN AB

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SHURGARD STORAGE CENTERS SWEDEN KB

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

SHURGARD SWEDEN (ARSTABERG) KB

/s/ Steven De Tollenaere

By:	Steven De Tollenaere
Attorney-in-fact

CITIGROUP GLOBAL MARKETS LIMITED

/s/

By: